PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 63 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                      Dated March 19, 2002
                                                                  Rule 424(b)(3)

                                 1,200,000 BOXES
                        Morgan Stanley Dean Witter & Co.
                           MEDIUM-TERM NOTES, SERIES C
                              --------------------
                       Biotech BOXES due January 30, 2032
     Basket Opportunity eXchangeablE SecuritiesSM ("BOXESSM")Patent Pending
        Exchangeable for a Cash Amount Based on the Closing Prices of the
                            Underlying Stocks of the
                            AMEX BIOTECHNOLOGY INDEX

                                     [LOGO]



The Biotech BOXES are senior unsecured debt securities of Morgan Stanley Dean Witter & Co. exchangeable upon maturity, earlier exchange by a holder or redemption by us for an amount of cash based on the closing prices of the underlying stocks of the AMEX Biotechnology Index, which we refer to as the BTK Index, on the date of exchange. Holders will not be entitled to receive the actual shares of stock underlying the Biotech BOXES either on exchange, on our redemption or at maturity.

o The issue price of each Biotech BOXES is $18.1623, which is equal to one thirtieth of the closing prices of the underlying stocks of the BTK Index on the date of this pricing supplement based on the representation of those stocks in the BTK Index, plus the maximum agent's commissions.

o On the maturity date, you will receive as repayment of principal an amount of cash based on the closing prices of the underlying stocks of the BTK Index, plus accrued but unpaid base and supplemental coupon amounts. The Biotech BOXES do not guarantee any return of principal at maturity.

o We will pay a quarterly base coupon on each Biotech BOXES equal to the cash distributions, if any, on the amount of stocks underlying that Biotech BOXES to the extent the BTK Index is not adjusted to reflect such payments. We will also pay an annual supplemental coupon at an annual rate of 0.05% of the lesser of one thirtieth of the closing value of the BTK Index on the date of this pricing supplement and one thirtieth of the average closing value of the BTK Index during the preceding annual calculation period.

o Beginning on April 22, 2002, you may exchange a minimum of 30,000 Biotech BOXES on any trading day for an amount of cash based on the closing prices of the underlying stocks of the BTK Index, plus accrued but unpaid base coupon amounts.

o Beginning on March 22, 2009, we may require you to exchange your Biotech BOXES for an amount of cash based on the closing prices of the underlying stocks of the BTK Index, plus accrued but unpaid base coupon amounts.

o The Biotech BOXES have been approved for listing under the symbol "BXB" on the American Stock Exchange and the Philadelphia Stock Exchange, subject to official notice of issuance. We may issue additional Biotech BOXES having terms identical to those we are offering under this pricing supplement (other than price), but we are not obligated to do so.

You should read the more detailed description of the Biotech BOXES in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of the Biotech BOXES."

Investing in the Biotech BOXES involves risks. See "Risk Factors" beginning on p. PS-9.

                        PRICE $18.1623 PER BIOTECH BOXES

                                                                 Agent's        Proceeds to
                                      Price to Public(1)(2)   Commissions(2)   the Company(1)
                                      ---------------------   --------------   --------------
Per Biotech BOXES...................        $18.1623               $.34           $17.8223
Total...............................       $21,794,760           $408,000       $21,386,760

------------------------------------
(1)  Plus accrued interest, if any, from the original issue date.
(2) The price to public for investors purchasing 3,000 or more Biotech BOXES in any single transaction will be subject to a reduced commission. See "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

                      (This page intentionally left blank)

                          SUMMARY OF PRICING SUPPLEMENT

         The following summary describes the Biotech BOXES we are offering to you in general terms. You should read the summary together with the more detailed information contained in the rest of this pricing supplement and the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters addressed in "Risk Factors."

         The Biotech BOXES are debt securities of Morgan Stanley Dean Witter & Co. The Biotech BOXES are exchangeable for an amount of cash based on the closing prices of the underlying stocks of the BTK Index on the date of exchange and the representation of those stocks in the BTK Index. The BTK Index is published by The American Stock Exchange LLC, which we refer to as the "American Stock Exchange." The Biotech BOXES also entitle holders to receive, as interest on the Biotech BOXES, certain coupon amounts as described below under "Description of the Biotech BOXES--Interest Rate." Unlike conventional debt securities, the Biotech BOXES do not guarantee the return of principal at maturity. Beginning on March 22, 2009 (or earlier if the BTK Index is discontinued or suspended and there is no appropriate successor index), we have the right to redeem the Biotech BOXES as described below under "Description of the Biotech BOXES--Issuer Redemption Right."

         "Basket Opportunity eXchangeablE Securities" and "BOXES" are our service marks. "AMEX Biotechnology Index" is a service mark of The American Stock Exchange LLC. "American Stock Exchange" and "AMEX" are federally registered trademarks of The American Stock Exchange LLC. "Philadelphia Stock Exchange" and "PHLX" are federally registered trademarks of the Philadelphia Stock Exchange.

Each Biotech BOXES costs $18.1623     We, Morgan Stanley, are offering our
                                      Basket Opportunity eXchangeablE Securities due January 30, 2032 which are exchangeable daily, beginning on April 22, 2002, for a cash amount based on the closing prices of the stocks underlying the BTK Index on the date of exchange, subject to the exchange conditions described below under "Description of the Biotech BOXES--Exchange Right." The issue price of each Biotech BOXES is $18.1623, which is equal to one thirtieth of the closing prices of the underlying stocks of the BTK Index as of the date of this pricing supplement based on the representation of those stocks in the BTK
                                      Index, plus the maximum agent's
                                      commissions as set forth on the cover page of this pricing supplement. Purchases of 3,000 or more Biotech BOXES are entitled to reduced agent's commissions as described in "Supplemental Information
                                      Concerning Plan of Distribution" below.

Biotech BOXES are debt securities     The Biotech BOXES are debt securities. As
                                      a holder of the Biotech BOXES, you will
                                      not be recognized by the issuers of the
                                      underlying stocks of the BTK Index as the owner of those stocks, and you will have no rights as a stockholder with respect to any of the underlying stocks including, without limitation, the right to vote or tender or exchange the underlying stocks in any tender or exchange offer by the issuers of the underlying stocks or any third party.

The Biotech BOXES are                 You will receive for each of your Biotech
exchangeable for a cash amount        BOXES at maturity, or earlier upon
based on the closing prices of        exercise of your exchange right or our
the stocks underlying the BTK         redemption of the Biotech BOXES as
Index                                 described in this pricing supplement under
                                      "Description of the Biotech BOXES--Cash
                                      Settlement Value Payable at Maturity or
                                      upon Exchange or Issuer Redemption," an
                                      amount of cash based on the closing prices of the underlying stocks on the date of exchange, plus accrued but unpaid base coupon amounts and, at maturity, accrued but unpaid supplemental coupon amounts.

                                      The composition of the BTK Index as of
                                      March 19, 2002 appears in the section of this pricing supplement captioned "Description of the Biotech
                                      BOXES--Composition of BTK Index." Each of the issuers of the underlying stocks is a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                      You can review quarterly historical values of the BTK Index since 1997 under the section of this pricing supplement captioned "Description of the Biotech BOXES--Historical Information." On March 19, 2002 the closing value of the BTK Index as reported by the American Stock Exchange was 534.67. The historical performance of the BTK Index is not an indication of the value of the BTK Index, and therefore the underlying stocks, at the maturity date or any other future date. The American Stock Exchange and the issuers of the underlying stocks are not affiliates of ours and are not involved in this offering. The obligations represented by the Biotech BOXES are solely those of Morgan Stanley Dean Witter & Co.

How the exchange ratios for the       The exchange ratio for each underlying
underlying stocks will be             stock initially will be calculated by
calculated                            multiplying (a) the number of shares of
                                      that stock used in calculating the BTK
                                      Index by (b) one thirtieth. The initial
                                      exchange ratio for each underlying stock is set out under "Description of the Biotech BOXES--Underlying Stocks."

                                      The exchange ratios for the underlying
                                      stocks will be adjusted following each
                                      quarterly rebalancing of the BTK Index by the American Stock Exchange (as described below under "Description of the Biotech BOXES--The BTK Index"). The exchange ratio for each underlying stock will also be adjusted if the American Stock Exchange adjusts the composition of the BTK Index or the number of shares of the underlying stock used in calculating the BTK Index between quarterly adjustments. The American Stock Exchange may make these adjustments in order to reflect corporate events relating to an issuer of an underlying stock or when it determines to substitute a new stock for an underlying stock, to add to the underlying stocks or to contract the BTK Index by deleting an underlying stock. When the American Stock Exchange makes any rebalancing or adjustment, the exchange ratios applicable in calculating exchange values for underlying stocks will be automatically reset from and after the effective date of that adjustment.

Biotech BOXES are exchangeable at     Unlike conventional debt securities, the
maturity for an amount of cash        Biotech BOXES do not guarantee any return
based on the closing prices of        of principal at maturity. Instead, on the
the stocks underlying the BTK         maturity date of the Biotech BOXES, we
Index                                 will pay to you an amount of cash,
                                      calculated as described under "Description of the Biotech BOXES--Cash Settlement
                                      Value Payable at Maturity or upon Exchange or Issuer Redemption," plus accrued but unpaid base and supplemental coupon amounts. The cash amount that you receive for your Biotech BOXES will depend on the exchange ratio of each underlying stock on the sixth trading day prior to the maturity date. The value of your Biotech
                                      BOXES will depend on the composition of
                                      the BTK Index and the exchange ratios of the underlying stocks at that time. A
                                      "trading day" means a day on which
                                      securities are traded on each of the
                                      principal U.S. securities exchanges or
                                      trading systems on which the underlying
                                      stocks are then listed or quoted.

Interest on the Biotech BOXES         We will pay interest on the Biotech BOXES
will vary                             as follows:

                                      o  We will pay a base coupon quarterly on
                                         the 30th day of each March, June,
                                         September and December, commencing on
                                         June 30, 2002 (or if an interest
                                         payment date is not a business day in
                                         New York City, on the immediately
                                         following business day). The quarterly
                                         base coupon per Biotech BOXES will
                                         equal the sum of:

                                         (a) each cash dividend or cash
                                             distribution other than dividends
                                             or distributions described in
                                             paragraph (b) below, if any, on any
                                             underlying stock at its respective
                                             exchange ratio and for which the
                                             "ex-dividend" date (that is, the
                                             date on and after which
                                             transactions in the underlying
                                             stock on an organized securities
                                             exchange or trading system no
                                             longer carry the right to receive
                                             that dividend or distribution) has
                                             occurred during the related
                                             quarterly calculation period with
                                             respect to that interest payment
                                             date and to the extent that the BTK
                                             Index is not adjusted by the
                                             American Stock Exchange to
                                             incorporate the value of that cash
                                             dividend or other distribution; and

                                         (b) each extraordinary dividend, if
                                             any, paid on any underlying stock,
                                             at its respective exchange ratio,
                                             during that quarterly calculation
                                             period to the extent that the BTK
                                             Index is not adjusted by the
                                             American Stock Exchange to
                                             incorporate the value of that
                                             extraordinary dividend.

                                      Although you will be entitled to receive base coupon amounts equal to the dividends and distributions paid on the underlying stocks of the BTK Index, as of the date of this pricing supplement none of the issuers of those stocks has paid a cash dividend on those stocks. If the issuers of the underlying stocks do not pay cash dividends in the future, the base coupon amounts you receive in respect of the Biotech BOXES will be limited to the cash value of the non-cash dividends or distributions paid on the underlying stocks, as described below under "Description of the Biotech
                                      BOXES--Interest Rate."

                                      The commencement dates for the quarterly calculation periods for base coupons will be the 30th day of January, April, July and October. Base coupon amounts will be calculated from and including one commencement date to, but excluding, the next commencement date, provided that the initial quarterly calculation period will commence on, and include, the original issue date and the final quarterly calculation period will extend to, but exclude, the sixth trading day prior to the date we redeem the BOXES or the fifteenth day prior to the maturity date. The interest payment date related to each quarterly calculation period will be the interest payment date that is two months following the last day of the applicable calculation period. The calculation agent will notify JPMorgan Chase Bank, the trustee for our senior notes, of base coupon amounts on or before the second trading day immediately following the last day of the applicable calculation period, and base coupon amounts will be paid to holders of record on the fifteenth day of the month following the applicable calculation period or, in the case of base coupon amounts payable at maturity, holders of record on the maturity date.

                                      An "extraordinary dividend" means (a) the full amount per share of underlying stock of any cash dividend or other cash distribution that is identified as an extraordinary or special dividend or distribution by the issuer of the relevant underlying stock including, regardless of whether identified by the issuer as extraordinary or special, any cash dividends or cash amounts paid on the underlying stocks as a result of a merger, reorganization or other corporate event involving an issuer of the underlying stocks; (b) any cash dividend or other cash distribution with respect to an underlying stock that exceeds the immediately preceding non-extraordinary cash dividend for that underlying stock by an amount equal to at least 1% of the closing price of that underlying stock on the trading day preceding the
                                      "ex-dividend" date for the payment of such cash dividend or other cash distribution; or (c) as described below under "Description of the Biotech
                                      BOXES--Interest Rate," the cash value of any non-cash dividend or distribution paid on an underlying stock.

                                      o  On the interest payment date occurring
                                         in December of each year (or if that
                                         interest payment date is not a business
                                         day in New York City, on the
                                         immediately following business day),
                                         commencing on the interest payment date
                                         occurring in December 2002, we will
                                         also pay an annual supplemental coupon
                                         on each Biotech BOXES, which will
                                         accrue at an annual rate of 0.05% of
                                         the lesser of one thirtieth of the
                                         closing value of the BTK Index on the
                                         date of this pricing supplement and one
                                         thirtieth of the average closing value
                                         of the BTK Index during the preceding
                                         annual calculation period. This means
                                         that the annual supplemental coupon per
                                         each Biotech BOXES can never exceed
                                         0.05% of one thirtieth of the closing
                                         value of the BTK Index on the date of
                                         this pricing supplement. Each annual
                                         calculation period will commence on,
                                         and include, the 30th day of each
                                         October and extend to, but exclude, the
                                         30th day of the following October,
                                         except that the first calculation
                                         period will commence on, and include,
                                         the original issue date and the final
                                         calculation period will extend to, but
                                         exclude, the fifteenth day prior to the
                                         maturity date. Annual supplemental
                                         coupons will be paid to holders of
                                         record as of the fifteenth day of
                                         November following the relevant annual
                                         calculation period or, in the case of
                                         the annual supplemental coupon payable
                                         at maturity, holders of record on the
                                         maturity date. Annual supplemental
                                         coupons will accrue on the basis of a
                                         360-day year consisting of twelve
                                         30-day months.

                                      Accrued but unpaid base coupon amounts are payable by us upon your exercise of your exchange right, upon any redemption by us of Biotech BOXES and at maturity of the Biotech BOXES as described under "Description of the Biotech
                                      BOXES--Interest Rate."

                                      Accrued but unpaid supplemental coupon
                                      amounts will be payable by us on the
                                      maturity date of the Biotech BOXES but not upon your exercise of your exchange right or upon a redemption by us of the Biotech BOXES. Such accrued but unpaid supplemental coupon amounts will accrue through the trading day immediately prior to the maturity date.

Beginning on April 22, 2002,          Beginning on April 22, 2002 (but prior to
holders will be able to exchange      the sixth trading day preceding the
their Biotech BOXES on any            maturity date of the Biotech BOXES or any
trading day                           redemption date), you may exchange your
                                      Biotech BOXES on any trading day for an
                                      amount of cash, calculated as described
                                      below under "Description of the Biotech
                                      BOXES--Cash Settlement Value Payable at
                                      Maturity or upon Exchange or Issuer
                                      Redemption" and, except in the limited
                                      circumstances described below under
                                      "Description of the Biotech
                                      BOXES--Determination Date," determined as of the date you deliver a valid notice of exchange, which we refer to as the exchange notice date, plus accrued but unpaid base coupon amounts.

                                      If you properly elect to exchange, on the ordinary settlement date for securities transactions, known as "regular way" settlement (currently three trading days), following the exchange notice date, we will pay a cash amount and any accrued but unpaid base coupon amounts to the trustee for delivery to you, unless there is a market disruption event, as described below under "Description of the Biotech BOXES--Market Disruption Event," with respect to any of the underlying stocks on the exchange notice date. If there is a market disruption event, settlement will occur on the later of (i) the regular way settlement date; and (ii) the second trading day after Morgan Stanley & Co. Incorporated, which we refer to as MS & Co., as calculation agent, determines the cash amount you will receive in exchange for your tendered Biotech BOXES, as described below under "Description of the Biotech BOXES--Determination Date." In no event will settlement occur later than the fifth trading day following the exchange notice date. We refer to the ordinary settlement date for exchanges as the "exchange date." You must exchange at least 30,000 Biotech BOXES (and multiples of 100 in excess of 30,000), except when you exchange your Biotech BOXES following, and during the continuance of, a credit exchange event as described below under "Description of the Biotech BOXES--Credit Exchange Event." If the minimum requirement applies, then as a practical matter only institutions or large investors may be able to exercise their exchange right.

                                      To exchange your Biotech BOXES, you must instruct your broker or other person through whom you hold your Biotech BOXES to take the following steps through normal clearing system channels:

                                      o  fill out an official notice of
                                         exchange, which is attached as Annex A
                                         to this pricing supplement;

                                      o  deliver your official notice of
                                         exchange to us (which must be
                                         acknowledged by us) before 12:00 p.m.
                                         (New York City time) on any trading
                                         day; and

                                      o  transfer your book-entry interest in
                                         the Biotech BOXES to the trustee on our
                                         behalf at or prior to 10:00 a.m. (New
                                         York City time) on the exchange date.

                                      If we receive your official notice of
                                      exchange after 12:00 p.m. (New York City time) on any trading day or on any day that is not a trading day, that notice will not be effective. You will need to submit a new notice in order to exercise your exchange right on any future trading day.

                                      We may request that MS & Co., which is one of our broker-dealer subsidiaries, purchase the Biotech BOXES you tender in consideration of the cash amount that would otherwise have been payable by us, plus accrued but unpaid base coupon amounts. MS & Co.'s agreement to purchase the tendered Biotech BOXES will be without prejudice to your right to proceed against us upon any failure of MS & Co. to settle the purchase when due. Any Biotech BOXES purchased by MS & Co. will remain outstanding.

Holders will also be able to          If our senior debt is downgraded below A-
exchange their Biotech BOXES upon     by Standard & Poor's Ratings Services, a
the occurrence of a credit            division of The McGraw-Hill Companies,
exchange event                        Inc., or below A3 by Moody's Investors
                                      Service, Inc., and for so long as our
                                      senior debt is rated below these ratings by either or both of Standard & Poor's and Moody's, exchanges will not be subject to any minimum exchange requirement. We will instruct the trustee to notify you upon the occurrence of a credit exchange event.
                                      Our senior debt is currently rated AA- by Standard & Poor's and Aa3 by Moody's.

We will have the right to redeem      Beginning on March 22, 2009 (or earlier if
the Biotech BOXES beginning on        the BTK Index is discontinued or suspended
March 22, 2009                        and there is no appropriate successor
                                      index), we will have the right to redeem the Biotech BOXES for mandatory exchange in whole, but not in part, upon at least
                                      30 but not more than 60 days' notice to
                                      the holders of the Biotech BOXES. Should we decide to redeem the Biotech BOXES, we will pay to you an amount of cash, calculated as described in "Description of the Biotech BOXES--Cash Settlement Value
                                      Payable at Maturity or upon Exchange or
                                      Issuer Redemption" and determined as of
                                      the sixth trading day prior to the
                                      redemption date, plus accrued but unpaid base coupon amounts. No accrued but unpaid supplemental coupon amounts will be payable by us upon our redemption of the Biotech BOXES.

We may make additional issuances      We may issue additional Biotech BOXES
of Biotech BOXES                      having terms identical to those we are
                                      offering under this pricing supplement
                                      (other than price). Should we so decide, we intend to make new issuances on the third Thursday of any calendar month, but we may make them on any other trading day we deem appropriate.

MS & Co. will be the calculation      We have appointed MS & Co. to act as the
agent                                 calculation agent for JPMorgan Chase Bank,
                                      the trustee for our senior notes. As
                                      calculation agent, MS & Co. will
                                      determine, among other things, the
                                      exchange ratios used to calculate the cash amount that you will receive at maturity, if you exercise your exchange right or if we redeem the Biotech BOXES.

The characterization of the           No statutory, judicial or administrative
Biotech BOXES for federal income      authority directly addresses the
tax purposes is uncertain             characterization of the Biotech BOXES or
                                      instruments similar to the Biotech BOXES for U.S. federal income tax purposes.
                                      Pursuant to the terms of the Biotech
                                      BOXES, Morgan Stanley and you will be
                                      obligated to characterize the Biotech
                                      BOXES for all tax purposes as contracts
                                      under which we deliver at maturity or upon exchange or redemption, a cash amount determined by reference to a portfolio of stocks consisting of the underlying stocks in exchange for a fixed purchase price, as described below under "Description of the Biotech BOXES--U.S. Federal Income Tax
                                      Consequences--Taxation of the Biotech
                                      BOXES." The Internal Revenue Service may disagree with this characterization of the Biotech BOXES. See "Risk Factors" and
                                      "Description of the Biotech BOXES--U.S.
                                      Federal Income Tax Consequences--Possible
                                      Alternative Treatment" below.

Where you can find more               The Biotech BOXES are senior notes issued
information on the Biotech BOXES      as part of our Series C medium-term note
                                      program. You can find a general
                                      description of our Series C medium-term
                                      note program in the accompanying
                                      prospectus supplement dated January 24,
                                      2001. We describe the basic features of
                                      this type of note in the sections called
                                      "--Exchangeable Notes," "--Notes Linked to
                                      Commodity Prices, Single Securities,
                                      Baskets of Securities or Indices" and
                                      "--Redemption and Repurchase of
                                      Notes--Optional Redemption by MSDW."

                                      For a detailed description of the terms of the Biotech BOXES, including the specific procedures and deadlines governing the exchange of the Biotech BOXES, the procedures and timing of the issuer redemption provision and the calculation of the cash amount and interest you will receive in exchange for your Biotech BOXES, you should read the "Description of the Biotech BOXES" section in this pricing supplement. You should also read about some of the risks involved in investing in the Biotech BOXES in the section called "Risk Factors." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any investment in the Biotech BOXES.

How to reach us                       You may contact your local Morgan Stanley
                                      branch office or our principal executive offices at 1585 Broadway, New York, New
                                      York 10036. Our telephone number is (212)
                                      761-4000.

                                  RISK FACTORS

         The Biotech BOXES are not secured debt and are riskier than debt securities that repay a fixed principal amount. Because the Biotech BOXES will be repaid by payment of an amount of cash based on the closing prices of the stocks underlying the BTK Index, there is no guaranteed return of principal at maturity. This section describes the most significant risks relating to the Biotech BOXES. You should carefully consider whether the Biotech BOXES are suited to your particular circumstances before you decide to purchase them.

General Risk Factors

Coupon amounts on the Biotech           Coupon amounts payable on the Biotech
BOXES are expected to be                BOXES will be variable and are expected
significantly less than on              in the aggregate to be significantly
ordinary notes.                         lower than the interest coupon amounts
                                        that we would pay on ordinary senior
                                        unsecured notes maturing at the same
                                        time as the Biotech BOXES.

Historical dividends and other          The historical level of dividends and
amounts paid on the underlying stocks   other amounts paid on the underlying
are not indicative of future base       stocks cannot be used to predict the
coupon amounts.                         likely level of base coupon amounts
                                        payable on the Biotech BOXES, and we
                                        cannot assure you that the level of base coupon amounts will equal or exceed historical levels. As of the date of this pricing supplement none of the issuers of those stocks has paid a cash dividend on those stocks. If the issuers of the underlying stocks do not pay cash dividends in the future, the base coupon amounts you receive in respect of the Biotech BOXES will be limited to the cash value of the non-cash dividends or distributions paid on the underlying stocks, as described below under
                                        "Description of the Biotech
                                        BOXES--Interest Rate." Because the
                                        issuers of the underlying stocks rarely
                                        pay non-cash dividends or distributions, the amount of base coupon amounts you receive on the Biotech BOXES may be minimal or zero.

You may lose your investment.           You may lose all or a substantial
                                        portion of your investment in the
                                        Biotech BOXES if the values of the
                                        underlying stocks, and therefore the
                                        value of the BTK Index, decline. We have the right to redeem the Biotech BOXES at any time on or after March 22, 2009 (or earlier if the BTK Index is discontinued or suspended and there is no appropriate successor index). If we redeem the Biotech BOXES, our redemption could occur at a time when the aggregate value of the underlying stocks is less than the issue price for the Biotech BOXES or then prevailing market prices for the Biotech BOXES.

The Biotech BOXES may trade at          The Biotech BOXES may trade at prices
prices that do not reflect the          that do not reflect the value of the BTK
value of the BTK Index.                 Index. In addition, the Biotech BOXES
                                        may trade differently from other
                                        instruments that are benchmarked to the
                                        BTK Index.

The market price of the Biotech         Several factors, many of which are
BOXES will be influenced by many        beyond our control, will influence the
unpredictable factors.                  value of the Biotech BOXES, including:

                                        o  the value of the BTK Index, which
                                           will be affected by the performance
                                           of the underlying stocks, as well as
                                           economic, financial, political,
                                           regulatory or judicial events that
                                           affect the underlying stocks and
                                           interest and yield rates in the
                                           financial markets generally;

                                        o  the dividend rate on the underlying
                                           stocks; and

                                        o  our creditworthiness.

                                        Some or all of these factors will
                                        influence the price that you will
                                        receive if you sell your Biotech BOXES
                                        prior to maturity. For example, you may
                                        have to sell your Biotech BOXES at a
                                        substantial discount from your original
                                        investment in the Biotech BOXES if at
                                        the time of sale the market price of the Biotech BOXES is below the value of the Biotech BOXES at the time you purchased your Biotech BOXES. This could happen, for example, because of a decline in the value of the BTK Index or because the Biotech BOXES are trading at a discount.

                                        You cannot predict the future
                                        performance of the BTK Index or the
                                        shares underlying the BTK Index based on the historical performance of the BTK Index or the historical performance of the underlying stocks. We cannot give any assurance that any increases in value of some underlying stocks will not be offset by decreases in value of other underlying stocks.

                                        Furthermore, we cannot guarantee that
                                        the value of the underlying stocks will
                                        increase so that you will receive at
                                        maturity an amount in excess of your
                                        investment in the Biotech BOXES.

Investment in the Biotech BOXES is      Your investment in the Biotech BOXES is
not the same as investing directly      not the same as a direct investment in
in the underlying stocks.               the underlying stocks. For example, you
                                        will not have the right to receive the
                                        underlying stocks and thus will not be
                                        able to dispose of some but not all of
                                        the underlying stocks at any point in
                                        time. In addition, because we pay base
                                        coupon amounts quarterly and because
                                        there is a delay between the end of a
                                        quarterly calculation period for base
                                        coupon amounts and the related interest
                                        payment date, you may receive cash
                                        dividends or other cash amounts, if any, paid on the underlying stocks (and not reflected in a change to the BTK Index) substantially later than do holders of the underlying stocks. As an owner of the Biotech BOXES, you will not have any shareholder rights in the underlying stocks, and you should expect that the tax treatment of your investment in the Biotech BOXES will differ from a direct investment in the underlying stocks. In addition, investing in Biotech BOXES is not equivalent to investing in a mutual fund or other pooled investment entity that invests in the underlying stocks or that is benchmarked to the BTK Index.
                                        The return on your investment in the
                                        Biotech BOXES may differ from the return you might earn on a direct investment in the underlying stocks or such a fund or pooled investment over a similar period.

There are risks associated with a       Because the Biotech BOXES will be repaid
sector investment.                      through the payment of an amount of cash
                                        based on the closing prices of the
                                        stocks underlying the BTK Index in
                                        proportion to their representation in
                                        the BTK Index, the Biotech BOXES are an
                                        investment that is dependent upon the
                                        performance of selected issuers in a
                                        particular sector of the
                                        economy--namely, the biotechnology
                                        industry. Consequently, the value of the Biotech BOXES may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence than an investment in a more broadly diversified group of issuers.

The BTK Index is not necessarily        Although the stocks underlying the BTK
representative of the biotechnology     Index are common stocks of companies
industry.                               generally considered to be involved in
                                        various aspects of the biotechnology
                                        industry, price movements in the
                                        underlying stocks, the BTK Index and the Biotech BOXES may not correlate perfectly with price movements in the entire biotechnology industry. If the underlying stocks or the BTK Index decline in value, your Biotech BOXES will decline in value even if the biotechnology industry as a whole rises in value. In addition, after pricing of the Biotech BOXES, one or more of the issuers of the underlying stocks may engage in new lines of business or may cease to be involved in the biotechnology industry. Due to fluctuations in the relative values of the underlying stocks, adjustments to the exchange ratios and/or changes made by the American Stock Exchange in the composition of the underlying stocks, the Biotech BOXES may come to represent a concentrated investment in one or more of the underlying stocks, which may increase your investment risk.

We are not affiliated with the          We are not affiliated with any of the
issuers of the underlying stocks and    issuers of the stocks underlying the BTK
have not investigated them.             Index and have not performed any due
                                        diligence investigation or review of any of them. You should undertake an independent investigation of the issuers of the component stocks of the BTK Index and of the BTK Index itself to the extent required in your judgment to allow you to make an informed decision with respect to an investment in the Biotech BOXES. You should continue to monitor the composition of the stocks underlying the BTK Index and the performance of the issuers of those stocks during the period of time that you hold Biotech BOXES since the underlying stocks may change over time.

                                        We or our subsidiaries may now or in the future engage in business with one or more of the issuers of the underlying stocks, including extending loans to, or making equity investments in, any of them or their affiliates or providing underwriting or advisory services to them, including merger and acquisition advisory services. We or our affiliates may also acquire non-public information about one or more of these issuers. We have no ability to control or predict the actions of the issuers of the underlying stocks, including any corporate actions of the type that would require the American Stock Exchange to adjust the BTK Index. We or our affiliates from time to time have published and in the future may publish research reports with respect to the underlying stocks. The BTK Index was compiled independently of any research recommendations and may not be consistent with any such recommendations. The issuers of the underlying stocks are not involved in the offering of the Biotech BOXES in any way and have no obligation to consider your interest as an owner of the Biotech BOXES in taking any corporate actions that might affect the value of your Biotech BOXES. None of the money you pay for the Biotech BOXES will go to the issuers of the underlying stocks.

Because the characterization of the     There is currently no statutory,
Biotech BOXES for federal income tax    judicial or administrative authority
purposes is uncertain, the material     that directly addresses the
federal income tax consequences of an   characterization of the Biotech BOXES or
investment in the Biotech BOXES are     instruments similar to the Biotech BOXES
uncertain.                              for U.S. federal income tax purposes.
                                        Pursuant to the terms of the Biotech
                                        BOXES, Morgan Stanley and you agree to
                                        treat the Biotech BOXES as contracts
                                        under which we deliver at maturity or
                                        upon exchange or redemption a cash
                                        amount determined by reference to a
                                        portfolio of stocks consisting of the
                                        underlying stocks in exchange for a
                                        fixed purchase price, as described in
                                        "Description of the Biotech BOXES--U.S.
                                        Federal Income Tax
                                        Consequences--Taxation of the Biotech
                                        BOXES." You will be required to
                                        characterize the Biotech BOXES for all
                                        tax purposes in this manner (absent an
                                        administrative determination or judicial ruling to the contrary) even if your tax advisor would otherwise adopt an alternative characterization. If the
                                        Internal Revenue Service were successful in asserting an alternative characterization for the Biotech BOXES, the timing and character of income on the Biotech BOXES may differ. We are not requesting a ruling from the IRS with respect to the Biotech BOXES, and we cannot assure you that the IRS will agree with the conclusions expressed under "Description of the Biotech
                                        BOXES--U.S. Federal Income Tax
                                        Consequences."

Adjustments to the BTK Index could      The American Stock Exchange is solely
adversely affect the value of the       responsible for calculating and
Biotech BOXES.                          maintaining the BTK Index. You should
                                        not conclude that the inclusion of a
                                        stock in the BTK Index is an investment
                                        recommendation by us of that stock. The
                                        American Stock Exchange can, in its sole discretion, add, delete or substitute the stocks underlying the BTK Index or make other methodological changes required by certain corporate events relating to the underlying stocks, such as stock splits and dividends, spin-offs, rights issuances and mergers and acquisitions, that could change the value of the BTK Index. The American
                                        Stock Exchange will also rebalance the
                                        BTK Index on a quarterly basis. Any of
                                        these actions could adversely affect the value of the Biotech BOXES.

                                        The American Stock Exchange may
                                        discontinue or suspend calculation or
                                        publication of the BTK Index at any
                                        time. In these circumstances and upon
                                        receipt of notice from the American
                                        Stock Exchange, MS & Co., as the
                                        calculation agent, will have discretion
                                        to substitute a successor index that is
                                        substantially identical to the BTK
                                        Index. Although MS & Co. will be
                                        obligated to select a successor index
                                        without regard to its affiliation with
                                        us, MS & Co. could have an economic
                                        interest that is different than that of
                                        holders of the Biotech BOXES insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or another of its affiliates. If there is no appropriate successor index, the Biotech BOXES will be exchangeable until the maturity date for a cash amount based on the closing prices of the stocks underlying the BTK Index computed by the calculation agent in accordance with the methodology for calculating the BTK Index last in effect prior to discontinuance of the BTK Index. As a result of any adjustment to or discontinuance of the BTK Index, the Biotech BOXES may no longer reflect over time a diversified investment in the biotechnology industry. We will have the right to redeem the Biotech BOXES at any time that the calculation agent determines that there is no appropriate successor index, even if this occurs before March 22, 2009.

The composition of the underlying       As of the date of this pricing
stocks may change over time.            supplement, all of the underlying stocks
                                        have been issued by issuers that are
                                        reporting companies under the Exchange
                                        Act. However, as discussed in the second preceding paragraph, the composition of the securities underlying the BTK Index may change over time. There may be additions to the BTK Index of securities to which you may not want exposure, including securities representing an investment in non-U.S. issuers, or deletions of stocks to which you would want exposure. We have no control over the composition or calculation of the BTK Index, and you should not place undue reliance on the creditworthiness, business plans or prospects or other factors relating to any particular issuer of underlying stocks as of the date hereof.

                                        In addition, in the future the
                                        underlying stocks could include
                                        securities of non-U.S. issuers in the
                                        form of American Depositary Receipts or
                                        otherwise. Investments related to
                                        securities of non-U.S. issuers involve
                                        certain special risks, including risks
                                        associated with political and economic
                                        uncertainty, currency exchange rate
                                        fluctuations, possible lower levels of
                                        disclosure and regulation in non-U.S.
                                        securities markets than in the United
                                        States, foreign exchange controls and
                                        uncertainties as to the status,
                                        interpretation and application of laws.
                                        Non-U.S. companies also are not
                                        generally subject to uniform accounting, auditing and financial reporting standards, and auditing practices and requirements may not be comparable to those applicable to U.S. companies. Further, prices of securities traded in foreign securities markets, especially markets of emerging or developing countries, tend to be volatile.

                                        These risks may result in unfavorable
                                        market fluctuations in the value of
                                        shares of non-U.S. issuers underlying
                                        the BTK Index.

                                        The inclusion of securities of non-U.S.
                                        issuers in the underlying stocks could
                                        also adversely affect the base coupon
                                        amounts payable to holders of Biotech
                                        BOXES if cash amounts paid in respect of those securities are subject to withholding taxes or subject to reduction on account of foreign currency conversion fees or other similar amounts. In any such case, we will pay base coupon amounts based on the cash amounts in respect of those securities less withholding taxes that would be imposed on those cash amounts when paid to a U.S. portfolio investor in those securities and less any foreign currency conversion fees or other similar amounts that would be deducted from those cash amounts when paid to a U.S. portfolio investor in those securities.

                                        Any cash amounts paid in respect of
                                        securities of non-U.S. issuers will
                                        likely be in foreign currency, in which
                                        case exchange rate fluctuations may also negatively affect the base coupon amounts payable to holders of Biotech BOXES.

                                        Because the primary trading market for
                                        the securities of non-U.S. issuers may
                                        not be U.S. stock exchanges, the trading volume of those securities may become limited. Low trading volume or lack of liquidity for those securities may adversely affect their market prices and the market prices of the Biotech BOXES.

Our hedging activity could adversely    On or prior to the date of this pricing
affect the value of the Biotech BOXES   supplement, we, through our subsidiaries
and the underlying stocks.              or others, may hedge our anticipated
                                        exposure in connection with the Biotech
                                        BOXES by taking positions in the
                                        underlying stocks or in other
                                        instruments whose value is derived from
                                        the underlying stocks. If we pursue a
                                        hedging strategy, the price at which we
                                        are able to purchase such positions may
                                        be a factor in determining the issue
                                        price of the Biotech BOXES. Through our
                                        subsidiaries, we may adjust any hedge
                                        position throughout the life of the
                                        Biotech BOXES by purchasing and selling
                                        the underlying stocks and other
                                        instruments, including in connection
                                        with an adjustment to or rebalancing of
                                        the BTK Index. This hedging activity may adversely affect the value of the underlying stocks and, accordingly, the value of the Biotech BOXES.

The Biotech BOXES may not be actively   There may be little or no secondary
traded.                                 market for the Biotech BOXES even though
                                        they have been approved for listing on
                                        the American Stock Exchange and the
                                        Philadelphia Stock Exchange. If there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Biotech BOXES easily. MS &
                                        Co. currently intends to act as market
                                        maker for the Biotech BOXES but is not
                                        required to do so. In addition, MS & Co.
                                        will be required to cease its market
                                        making activities during the business
                                        day prior to any subsequent issuance of
                                        the Biotech BOXES.

Supplemental coupon payments are        The annual supplemental coupon payable
capped.                                 on each Biotech BOXES will initially
                                        accrue at an annual rate of 0.05% of the lesser of one thirtieth of the closing value of the BTK Index on the date of this pricing supplement and one thirtieth of the average closing value of the BTK Index during the preceding annual calculation period and will accrue on the basis of a 360-day year consisting of twelve 30-day months. This means that the annual supplemental coupon per each Biotech BOXES can never exceed 0.05% of one thirtieth of the closing value of the BTK Index on the date of this pricing supplement.

There are restrictions on the minimum   Except for exchanges during the
number of Biotech BOXES you may         continuance of a credit exchange event,
exchange.                               you must exchange at least 30,000
                                        Biotech BOXES at any one time in order
                                        to exercise your right to exchange your
                                        Biotech BOXES for a cash amount. If the
                                        minimum requirement applies, then as a
                                        practical matter only institutions or
                                        large investors may be able to exercise
                                        their exchange right.

Risk factors specific to companies involved in the biotechnology industry

Biotechnology company stock prices      The trading prices of biotechnology
are volatile, which will directly       companies' common stocks have been and
affect the price volatility of the      are likely to continue to be volatile. A
Biotech BOXES.                          biotechnology company's stock price will
                                        fluctuate, and could fluctuate
                                        significantly, in response to various
                                        factors and events, including the
                                        following:

                                        o  differences between actual financial
                                           or operating results and those
                                           expected by investors and analysts;
                                        o  announcements of technological
                                           innovations or new services by the
                                           company or its competitors;
                                        o  changes in patent or proprietary
                                           rights;
                                        o  announcements by the company or its
                                           competitors of significant
                                           acquisitions, strategic partnerships,
                                           joint ventures or capital
                                           commitments;
                                        o  failure to integrate or realize
                                           projected benefits from acquisitions;
                                        o  changes in government regulations;
                                           and
                                        o  fluctuations in financial or
                                           operating results.

                                        Overall stock market fluctuations, as
                                        well as general political and economic
                                        conditions, may also affect a
                                        biotechnology company's stock prices.

Some biotechnology companies have a     Some biotechnology companies, including
history of net losses and may never     some of the issuers of the underlying
become profitable.                      stocks of the Biotech BOXES, have a
                                        history of net losses, expect to incur
                                        substantial net losses in the future and may never become profitable. Net losses result principally from costs incurred in research and development, including clinical trials, and from selling, general and administrative costs associated with their operations. While all biotechnology companies strive to achieve profitability, there can be no assurance that they will do so.

The efforts of government entities      Biotechnology companies will continue to
and third party payors to contain       be affected by the efforts of
health care costs may adversely         governments and third party payors, such
affect biotechnology companies.         as government health administration
                                        organizations, private health insurers,
                                        managed care providers and health
                                        maintenance organizations, to contain or reduce health care costs by limiting coverage and the level of reimbursement for a biotechnology company's products.
                                        In the United States and some foreign
                                        countries, there have been, and there
                                        will likely to continue to be, proposals to limit the price and profitability of biotechnology products. The announcement or adoption of such proposals could have a material adverse affect on a biotechnology company's business and financial condition. An increasing emphasis on managed health care in the United States also puts pressure on the prices of the products and technologies of biotechnology companies

                                        Sales of the products of biotechnology
                                        companies often depend, in part, on the
                                        availability and amount of reimbursement consumers receive from third party payors. Third party payors increasingly challenge the prices and cost-effectiveness of health care products and technologies and deny or limit coverage for new products, which has resulted in lower average sales prices for some biotechnology companies. As a result of these actions by third party payors, there is substantial uncertainty as to the reimbursement status of many biotechnology companies' products.

Biotechnology companies are subject     Products and technologies produced and
to extensive and costly government      sold by biotechnology companies are
regulation.                             subject to extensive regulation by the
                                        Food and Drug Administration in the
                                        United States and comparable agencies in other countries. Products typically require extensive laboratory and clinical testing and government review and approval before they can be marketed. This process can take many years and may require the expenditure of substantial resources. The success of a biotechnology company's products depends, in part, upon obtaining and maintaining regulatory approval to market products and complying with continued review by regulatory agencies.
                                        The failure to obtain required
                                        government approvals, the modification,
                                        suspension or loss of previously
                                        obtained approvals or the failure to
                                        comply with regulatory requirements can
                                        result in fines, unanticipated
                                        expenditures, product delays, product
                                        seizures, non-approval or recall,
                                        interruption of production and even
                                        criminal prosecution.

Many biotechnology companies rely on    Because the materials used in their
a limited number of suppliers for the   products are not widely available, many
materials used in their products.       biotechnology companies must rely on a
                                        limited number of suppliers. Many of
                                        these suppliers are subject to review
                                        and approval by the Food and Drug
                                        Administration and/or other regulatory
                                        agencies. The interruption of materials
                                        from these suppliers due to technical,
                                        regulatory or other problems could
                                        prevent a biotechnology company from
                                        meeting demand for its product and could adversely affect its results of operations and financial condition.


Many biotechnology companies have       Many biotechnology companies have
limited manufacturing capabilities      limited manufacturing experience and no
and must depend on third party          commercial scale manufacturing
manufacturers.                          capabilities. In order to continue to
                                        develop and market their products, these companies often rely on unaffiliated third parties to produce materials they use in pre-clinical and clinical testing and commercial production. There are a limited number of manufacturers capable of producing materials under standards that comply with Food and Drug
                                        Administration requirements in the
                                        United States and requirements of
                                        comparable agencies in other countries.
                                        As a result, it can be difficult for a
                                        biotechnology company to quickly and
                                        efficiently find a new manufacturer if
                                        its existing manufacturer is unable or
                                        unwilling to continue production. If a
                                        biotechnology company without internal
                                        manufacturing capabilities is unable to
                                        arrange for third party manufacturing on commercially reasonable terms or if third party manufacturers fail to perform their obligations, its results of operations and financial condition could be adversely affected.

Many biotechnology companies have       Many biotechnology companies have
limited sales, marketing and            limited sales, marketing and
distribution experience and             distribution experience and capabilities
capabilities.                           and must rely on third parties to carry
                                        out these activities. The terms of the
                                        sales, marketing and distribution
                                        agreements with these third parties may
                                        not be favorable to the biotechnology
                                        company and may give it little or no
                                        control over the activities of the third parties. The efforts and success of these third parties may significantly determine the amount and timing of revenues with respect to a particular product.

Biotechnology companies operate in      The biotechnology industry is
a dynamic industry characterized by     characterized by rapid product
rapid product obsolescence.             obsolescence. To compete successfully in
                                        this environment, biotechnology
                                        companies must adapt to rapidly changing technologies and must quickly develop products that are clinically-effective and cost-effective, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete.

                                        Many of these activities require
                                        extensive product research and
                                        development, which can be costly and
                                        time-consuming. Because research and
                                        development expenses are often made
                                        before it is known whether a product
                                        will be commercially viable, there can
                                        be no assurance that the revenues, if
                                        any, generated by a product will recover its costs of development. Many products that appear promising may not be introduced for many reasons, including:

                                        o  results indicating lack of
                                           effectiveness or harmful side effects
                                           in laboratory testing or clinical
                                           trials;
                                        o  failure to receive necessary
                                           regulatory approvals;
                                        o  inability to develop manufacturing
                                           methods that are cost-effective and
                                           meet regulatory standards; and
                                        o  competing proprietary rights.

                                        Many biotechnology companies may not be
                                        able to successfully introduce new
                                        products or achieve market acceptance
                                        from the medical community, third party
                                        payors or individual users. Failure to
                                        do so could have a material adverse
                                        effect on their business, results of
                                        operations and financial condition.

Biotechnology companies may be unable   Many biotechnology companies rely on
to protect their intellectual property  patents and other intellectual property
rights or may be the subject of         rights to establish and protect
intellectual property infringement      proprietary rights in their current and
claims.                                 future products and technologies. The
                                        validity and scope of patents in the
                                        biotechnology industry is uncertain and
                                        involves complex legal and factual
                                        questions and issued patents may be
                                        revoked or modified by the relevant
                                        patent authorities or courts. Patent
                                        disputes are frequent in the
                                        biotechnology industry and often result
                                        in litigation that is time-consuming and expensive and that may subject a biotechnology company to significant liabilities to third parties. These claims, whether meritorious or not, can also:

                                        o  preclude or delay the successful
                                           introduction of new products and
                                           technologies;
                                        o  force a biotechnology company to
                                           enter into an undesirable royalty or
                                           licensing arrangement; or
                                        o  force a biotechnology company to
                                           cease production and marketing of its
                                           products.

                                        Many biotechnology companies also rely
                                        on trade secrets and proprietary
                                        know-how that they seek to protect
                                        through confidentiality agreements with
                                        their employees, consultants and
                                        partners. There can be no assurance that such parties will abide by these agreements or that courts will enforce them.

Biotechnology companies may incur       Biotechnology companies are exposed to
significant product liability           potential product liability risks by the
expenses.                               testing, manufacturing, marketing and
                                        sale of many of their products and
                                        technologies. Product liability claims
                                        may be made by consumers, healthcare
                                        providers, pharmaceutical companies or
                                        others. Many biotechnology companies
                                        obtain only limited product liability
                                        insurance and there can be no assurance
                                        that a biotechnology company will be
                                        able to maintain its product liability
                                        insurance, that it will continue to be
                                        able to obtain adequate product
                                        liability insurance on reasonable terms
                                        or that any product liability insurance
                                        obtained will provide adequate coverage
                                        against potential liabilities.

Biotechnology companies may be          The research and development activities
required to pay damages for             of biotechnology companies often involve
environmental accidents and may incur   the use of hazardous, infectious and
substantial costs to comply with        radioactive materials that could be
environmental laws.                     harmful to human health or safety or to
                                        the environment. Biotechnology companies are subject to extensive federal, state and local laws and regulation governing the use, generation, storage, handling and manufacture of these materials and may incur substantial costs to comply with existing and future laws and regulations. Although biotechnology companies maintain safety procedures with respect to these materials, they may be liable for any damages that result from an accident and those damages may exceed a company's resources.

Biotechnology companies face            Biotechnology companies may experience
challenges gaining governmental and     difficulties in launching new products,
consumer acceptance of their products.  many of which are novel products based on technologies that are unfamiliar to
                                        the healthcare community. There can be
                                        no assurance that healthcare providers
                                        and patients will accept these products.
                                        In addition, government agencies and
                                        private organizations involved in
                                        healthcare publish guidelines and
                                        recommendations to healthcare providers
                                        and patients. These guidelines and
                                        recommendations are very influential and may adversely affect the usage of a biotechnology company's products.

                                        Biotechnology companies may be involved
                                        in the development of genetically
                                        engineered agricultural and food
                                        products. The commercial success of
                                        these products will depend, in part, on
                                        governmental and public acceptance of
                                        their cultivation, distribution and
                                        consumption. Public attitudes may be
                                        influenced by the media and by opponents who claim that genetically engineered products are unsafe for consumption and pose unknown health risks as well as risks to the environment or to social or economic practices. Biotechnology companies may continue to have to expend significant resources to foster governmental and consumer acceptance of genetically engineered agricultural and food products, particularly in Europe where securing governmental approvals for, and achieving consumer confidence in, these products continues to pose numerous challenges. The success of any genetically engineered agricultural and food products may be delayed or impaired in certain geographical areas due to the existing or future regulatory, legislative or public acceptance issues. Some of the issuers of the underlying stocks may now or in the future be involved in the development of genetically engineered agricultural and food products.

Many biotechnology companies are        The success of many biotechnology
dependent on their ability to attract   companies is highly dependent on the
and retain highly-skilled personnel.    experience, abilities and continued
                                        services of key executive officers,
                                        scientific personnel and other skilled
                                        personnel. Because competition for
                                        qualified personnel is intense, there is no certainty that biotechnology companies will be able to continue to attract and retain qualified personnel.
                                        If these companies were unable to
                                        attract and retain additional key
                                        personnel, or if they were unable to
                                        retain and motivate their existing key
                                        personnel, their business, financial
                                        condition and results of operations
                                        could be adversely affected.

                        DESCRIPTION OF THE BIOTECH BOXES

         Terms not defined in this pricing supplement have the meanings given to them in the accompanying prospectus supplement. The term "Biotech BOXES" refers to each of our Basket Opportunity eXchangeablE Securities due January 30, 2032 based on the BTK Index. In this pricing supplement, the terms "Morgan Stanley," "we," "us" and "our" refer to Morgan Stanley Dean Witter & Co.

Maturity Date........................... January 30, 2032

Issue Price............................. $18.1623 per Biotech BOXES. The Issue
                                         Price is calculated as the sum of one
                                         thirtieth of the aggregate closing
                                         prices of the Underlying Stocks (as
                                         defined below) as of the date of this
                                         pricing supplement at their respective
                                         Exchange Ratios (as defined below),
                                         plus the maximum agent's commissions.
                                         Investors purchasing 3,000 or more
                                         Biotech BOXES in any single transaction
                                         will be subject to a reduced
                                         commission. See "Supplemental
                                         Information Concerning Plan of
                                         Distribution" below.

Agent's Commissions..................... $.34 per Biotech BOXES. The maximum agent's commissions are equal to 1.9%
                                         of one thirtieth of the aggregate
                                         closing prices of the Underlying Stocks
                                         on March 19, 2002, at their respective
                                         Exchange Ratios. Investors purchasing
                                         3,000 or more Biotech BOXES in any
                                         single transaction will be subject to a
                                         reduced commission. See "Supplemental
                                         Information Concerning Plan of
                                         Distribution" below.

Trading Day............................. A day on which securities are traded on each of the principal U.S. securities
                                         exchanges or trading systems on which
                                         the stocks underlying the BTK Index are
                                         then listed or quoted.

Exchange Notice Date.................... Beginning April 22, 2002, any Trading
                                         Day on which a holder delivers an
                                         Official Notice of Exchange to us
                                         (which must be acknowledged by us)
                                         before 12:00 p.m. (New York City time),
                                         except that no Exchange Notice Date may
                                         occur on or after six Trading Days
                                         prior to the Maturity Date or any Early
                                         Redemption Date (as defined below under
                                         "--Issuer Redemption Right").

Exchange Date........................... The date on which the exercise of a holder's exchange right is settled. The
                                         Exchange Date is scheduled to be the
                                         regular way settlement date for
                                         securities transactions occurring on
                                         the Exchange Notice Date (as defined
                                         below), but it may be later than that
                                         date if: (i) you fail timely to deliver
                                         your Biotech BOXES to the Trustee or to
                                         fulfill the conditions of your exchange
                                         in accordance with "--Exchange Right"
                                         below; or (ii) in certain
                                         circumstances, a Market Disruption
                                         Event (as defined below) has occurred.
                                         See "--Determination Date" and
                                         "--Exchange Right" below.

Cash Settlement Value Payable at
Maturity or upon Exchange or
Issuer Redemption....................... Each Biotech BOXES is exchangeable on the Maturity Date, an Early Redemption
                                         Date or any Exchange Date, as
                                         applicable, for an amount of cash equal
                                         to the sum of the Exchange Values (as
                                         defined below) of each of the
                                         Underlying Stocks, determined on the
                                         appropriate Determination Date (as
                                         defined below).

Determination Date...................... For purposes of calculating the Cash
                                         Settlement Value payable on the
                                         Maturity Date, the Exchange Value for
                                         an Underlying Stock will be calculated
                                         on the sixth Trading Day immediately
                                         prior to the Maturity Date, unless
                                         there is a Market Disruption Event with
                                         respect to that Underlying Stock on
                                         that date. For purposes of calculating
                                         the Cash Settlement Value payable on
                                         any Early Redemption Date, the Exchange
                                         Value for an Underlying Stock will be
                                         calculated on the sixth Trading Day
                                         immediately prior to the Early
                                         Redemption Date, unless there is a
                                         Market Disruption Event with respect to
                                         that Underlying Stock on that date.

                                         For purposes of calculating the Cash
                                         Settlement Value payable on any
                                         Exchange Date, the Exchange Value for
                                         an Underlying Stock will be calculated
                                         on the Exchange Notice Date, unless
                                         there is a Market Disruption Event with
                                         respect to that Underlying Stock on
                                         that date.

                                         If a Market Disruption Event occurs
                                         with respect to an Underlying Stock on
                                         the day its Exchange Value is scheduled
                                         to be calculated for purposes of
                                         determining the Cash Settlement Value
                                         payable, the Determination Date will be
                                         the immediately succeeding Trading Day
                                         on which no Market Disruption Event has
                                         occurred with respect to that
                                         Underlying Stock. The Determination
                                         Date for any Underlying Stock, however,
                                         will be no later than (i) the second
                                         Trading Day preceding the Maturity
                                         Date; (ii) the second Trading Day
                                         preceding the Early Redemption Date; or
                                         (iii) the third Trading Day following
                                         an Exchange Notice Date, as the case
                                         may be. If a Market Disruption Event
                                         occurs on the date specified in clause
                                         (i), (ii) or (iii) of the preceding
                                         sentence with respect to any Underlying
                                         Stock for which the Exchange Value has
                                         not previously been determined, then
                                         the Exchange Value of that Underlying
                                         Stock will be calculated on that date
                                         using the Market Price determined by
                                         the Calculation Agent as described
                                         below under "--Market Price."


Original Issue Date (Settlement Date)... March 22, 2002

Senior or Subordinated Note............. Senior

CUSIP................................... 61744Y413

Minimum Denominations................... 100 Biotech BOXES and multiples of 100.

Underlying Stocks....................... The securities included in the BTK
                                         Index from time to time.

Interest Rate........................... We will pay interest on the Biotech
                                         BOXES as follows:

                                         o  Base Coupons. We will pay a base
                                            coupon quarterly on each Interest
                                            Payment Date (as defined below under
                                            "--Interest Payment Dates"). The
                                            quarterly base coupon per Biotech
                                            BOXES will equal the sum of (i) each
                                            cash dividend or cash distribution
                                            other than dividends or
                                            distributions described in clause
                                            (ii) below, if any, on any
                                            Underlying Stock at its respective
                                            Exchange Ratio and for which the
                                            "ex-dividend" date (that is, the
                                            date on which transactions in the
                                            Underlying Stock on an organized
                                            securities exchange or trading
                                            system no longer carry the right to
                                            receive that dividend or
                                            distribution) has occurred during
                                            the related quarterly calculation
                                            period; and (ii) each extraordinary
                                            dividend, if any, paid on any
                                            Underlying Stock, at its respective
                                            Exchange Ratio, during such
                                            quarterly calculation period;
                                            provided that the base coupon will
                                            not include any dividends or
                                            distributions referred to in clause
                                            (i) or (ii) above whose value the
                                            American Stock Exchange incorporates
                                            into the BTK Index. Except as
                                            otherwise provided in the fourth
                                            paragraph of this section, cash
                                            dividends or other cash
                                            distributions on an Underlying Stock
                                            will be considered to have accrued
                                            for purposes of calculating base
                                            coupon amounts as of the
                                            "ex-dividend" date (in the case of
                                            cash dividends and distributions
                                            referred to in clause (i) above) or
                                            the date the dividend or
                                            distribution is paid (in the case of
                                            dividends and distributions referred
                                            to in clause (ii) above).

                                            The commencement dates for the
                                            quarterly calculation periods for
                                            base coupons will be the 30th day of
                                            January, April, July and October.
                                            Base coupon amounts will be
                                            calculated from and including one
                                            commencement date to, but excluding,
                                            the next commencement date, provided
                                            that the initial quarterly
                                            calculation period will commence on,
                                            and include, the Original Issue Date
                                            and the final quarterly calculation
                                            period will extend to, but exclude,
                                            either the fifteenth day prior to
                                            the Maturity Date or the sixth
                                            Trading Day prior to the Early
                                            Redemption Date, as applicable. The
                                            Interest Payment Date related to
                                            each quarterly calculation period
                                            will be either the Interest Payment
                                            Date that is two months following
                                            the last day of the applicable
                                            calculation period or, with respect
                                            to the final quarterly calculation
                                            period, the Maturity Date or the
                                            Early Redemption Date, as
                                            applicable. The Calculation Agent
                                            will notify the Trustee of base
                                            coupon amounts on or before the
                                            second Trading Day immediately
                                            following the last day of the
                                            applicable calculation period, and
                                            base coupon amounts will be paid to
                                            holders of record on the fifteenth
                                            day of the month following the
                                            applicable calculation period or, in
                                            the case of base coupon amounts
                                            payable at maturity or upon our
                                            redemption, holders of record on the
                                            Maturity Date or the Early
                                            Redemption Date, as applicable.

                                            An "extraordinary dividend" means
                                            (a) the full amount per share of any
                                            cash dividend or other cash
                                            distribution that is identified as
                                            an extraordinary or special dividend
                                            or distribution by the issuer of the
                                            relevant Underlying Stock,
                                            including, regardless of whether
                                            identified by the issuer as
                                            extraordinary or special, any cash
                                            dividends or cash amounts paid on an
                                            Underlying Stock as a result of a
                                            merger, reorganization or other
                                            corporate event involving an issuer
                                            of the Underlying Stock; (b) any
                                            cash dividend or other cash
                                            distribution with respect to an
                                            Underlying Stock that exceeds the
                                            immediately preceding
                                            non-extraordinary cash dividend for
                                            that Underlying Stock by an amount
                                            equal to at least 1% of the closing
                                            price of that Underlying Stock on
                                            the Trading Day preceding the
                                            "ex-dividend" date for the payment
                                            of such cash dividend or other cash
                                            distribution; or (c) the cash value
                                            of any non-cash dividend or
                                            distribution on an Underlying Stock.

                                            The cash value of a non-cash
                                            dividend or distribution (or any
                                            portion of a non-cash dividend or
                                            distribution) that is paid in
                                            Marketable Securities will be an
                                            amount equal to the Market Price of
                                            those Marketable Securities on the
                                            Trading Day immediately following
                                            the day on which the non-cash
                                            distribution is paid times the
                                            number of shares or notes of those
                                            Marketable Securities paid per units
                                            of the relevant Underlying Stock.
                                            The cash value of a non-cash
                                            dividend or distribution (or any
                                            portion of a non-cash dividend or
                                            distribution) that is not paid in
                                            Marketable Securities will be an
                                            amount equal to the market value of
                                            that non-cash dividend or
                                            distribution per share of the
                                            relevant Underlying Stock on the
                                            date on which that dividend or
                                            distribution is paid, as determined
                                            by a nationally recognized
                                            independent investment bank the
                                            Calculation Agent retains for that
                                            purpose, whose determination will be
                                            final.

                                            "Marketable Securities" are any
                                            perpetual equity securities that are
                                            listed on a U.S. national securities
                                            exchange or reported by the Nasdaq
                                            National Market.

                                            Although you will be entitled to
                                            receive base coupon amounts equal to
                                            the dividends and distributions paid
                                            on the Underlying Stocks, as of the
                                            date of this pricing supplement none
                                            of the issuers of the Underlying
                                            Stocks has paid a cash dividend on
                                            those stocks. If the issuers of the
                                            Underlying Stocks do not pay cash
                                            dividends in the future, the base
                                            coupon amounts you receive in
                                            respect of the Biotech BOXES will be
                                            limited to the cash value of the
                                            non-cash dividends or distributions
                                            paid on the Underlying Stocks, as
                                            described above.

                                            Base coupon amounts will accrue on
                                            the Biotech BOXES with respect to an
                                            Underlying Stock only if the
                                            Underlying Stock was included in the
                                            BTK Index on or prior to the record
                                            date for the related dividend or
                                            other payment on the Underlying
                                            Stock. This means, for example, that
                                            base coupon amounts will not include
                                            an ordinary cash dividend paid on an
                                            Underlying Stock that was added to
                                            the BTK Index during the quarterly
                                            calculation period to the extent the
                                            "ex-dividend" date for that cash
                                            dividend occurred on or prior to the
                                            date the Underlying Stock was added
                                            to the BTK Index. On the other hand,
                                            for example, if an Underlying Stock
                                            is removed from the BTK Index on or
                                            after the "ex-dividend" date for an
                                            ordinary cash dividend, you will be
                                            entitled to receive that cash
                                            dividend on the Interest Payment
                                            Date following the quarterly
                                            calculation period in which such
                                            "ex-dividend" date occurs. Base
                                            coupon amounts payable in respect of
                                            each Biotech BOXES will be
                                            calculated on the basis of the
                                            dividends paid in respect of each
                                            share of Underlying Stock
                                            represented by that Biotech BOXES,
                                            based on the applicable Exchange
                                            Ratios on the "ex-dividend" date for
                                            that dividend. You will not receive
                                            any non-cash dividends or
                                            distributions on any Underlying
                                            Stock.

                                         o  Annual supplemental coupons. On the
                                            Interest Payment Date occurring in
                                            December of each year, we will also
                                            pay an annual supplemental coupon on
                                            each Biotech BOXES, which will
                                            accrue at an annual rate of 0.05% of
                                            the lesser of one thirtieth of the
                                            Closing Value (as defined below) of
                                            the BTK Index on the date of this
                                            pricing supplement and one thirtieth
                                            of the average closing value of the
                                            BTK Index during the preceding
                                            annual calculation period. This
                                            means that the annual supplemental
                                            coupon per each Biotech BOXES can
                                            never exceed 0.05% of one thirtieth
                                            of the Closing Value of the BTK
                                            Index on the date of this pricing
                                            supplement. For purposes of
                                            calculating the annual supplemental
                                            coupon, the average closing value of
                                            the BTK Index during the preceding
                                            annual calculation period will equal
                                            the sum of the Closing Values of the
                                            BTK Index on each Trading Day in
                                            that calculation period divided by
                                            the number of Trading Days in that
                                            calculation period. The fraction
                                            used in calculating supplemental
                                            coupon amounts is subject to
                                            adjustment in certain circumstances
                                            as described below under
                                            "--Adjustments to the Biotech
                                            BOXES." Each annual calculation
                                            period will begin on, and include,
                                            the 30th day of each October and
                                            extend to, but exclude, the 30th day
                                            of the following October except that
                                            the first calculation period will
                                            begin on, and include, the Original
                                            Issue Date and the last calculation
                                            period will extend to, but exclude,
                                            the fifteenth day prior to the
                                            Maturity Date. The Calculation Agent
                                            will notify the Trustee of
                                            supplemental coupon amounts on or
                                            before the second Trading Day
                                            immediately following the last day
                                            of the applicable calculation period
                                            and annual supplemental coupons will
                                            be paid to either holders of record
                                            as of the fifteenth day of November
                                            following the relevant annual
                                            calculation period or, in the case
                                            of the annual supplemental coupon
                                            payable at maturity, holders of
                                            record on the maturity date. Annual
                                            supplemental coupons will accrue on
                                            the basis of a 360-day year
                                            consisting of twelve 30-day months.

                                            Accrued but unpaid base coupon
                                            amounts are payable by us upon your
                                            exercise of your exchange right,
                                            upon any redemption by us of Biotech
                                            BOXES and at maturity of the Biotech
                                            BOXES. The base coupon amounts you
                                            will receive upon exchange will be
                                            calculated up to, and including, the
                                            Exchange Notice Date or up to but
                                            excluding the sixth Trading Day
                                            prior to the Early Redemption Date
                                            (as defined below under "--Issuer
                                            Redemption Right") or the fifteenth
                                            day prior to the Maturity Date, as
                                            the case may be.

                                            Accrued but unpaid supplemental
                                            coupon amounts will be payable by us
                                            on the Maturity Date but not upon
                                            your exercise of your exchange right
                                            or upon an early redemption by us of
                                            the Biotech BOXES. Accrued but
                                            unpaid supplemental coupon amounts
                                            paid on the Maturity Date will
                                            accrue through the Trading Day
                                            immediately prior to the Maturity
                                            Date.

Interest Payment Dates.................. The 30th day of each March, June,
                                         September and December, commencing on
                                         June 30, 2002 in respect of base
                                         coupons and December 30, 2002 in
                                         respect of annual supplemental coupons,
                                         including the Maturity Date, or if any
                                         such day is not a Business Day (as
                                         defined below) in New York City, the
                                         immediately following Business Day. In
                                         the event that the payment is made on
                                         the immediately following Business Day,
                                         no interest on the payment will accrue
                                         for the period from and after the
                                         Interest Payment Date or the Maturity
                                         Date (or any redemption or repayment
                                         date) to that immediately following
                                         Business Day. Interest will be paid to
                                         the persons in whose name the Biotech
                                         BOXES are registered at the close of
                                         business on the applicable record date,
                                         which will be either the fifteenth day
                                         of the month following the applicable
                                         calculation period or, in the case of
                                         base and supplemental coupon amounts
                                         payable at maturity, the Maturity Date,
                                         whether or not that day is a Business
                                         Day. In addition, Interest Payment
                                         Dates are subject to adjustment in
                                         certain circumstances relating to the
                                         early redemption of the BOXES. See
                                         "--Issuer Redemption Right" below.

Early Redemption Notice Date............ The date, if any, on which we exercise our redemption right with respect to
                                         the Biotech BOXES, as described under
                                         "--Issuer Redemption Right" and
                                         "--Discontinuance of the BTK Index;
                                         Successor Index; Issuer Redemption
                                         Right" below.

Business Day............................ Any day except Saturday, Sunday and any day that is in New York City a legal
                                         holiday or a day on which banking
                                         institutions or securities exchanges
                                         are authorized or required by law or
                                         other governmental action to close.

Closing Value........................... The closing value of the BTK Index, as reported by the American Stock Exchange
                                         on a specified date.

Exchange Right.......................... Beginning April 22, 2002, you may,
                                         subject to the Minimum Exchange Amount
                                         (as defined below), exchange your
                                         Biotech BOXES for your Cash Settlement
                                         Value, plus accrued but unpaid base
                                         coupon amounts up to, and including,
                                         the Exchange Notice Date, by
                                         instructing your broker or other person
                                         through whom you hold your Biotech
                                         BOXES to take the following steps
                                         through normal clearing system
                                         channels:

                                         o  fill out an Official Notice of
                                            Exchange, which is attached as Annex
                                            A to this pricing supplement;

                                         o  deliver your Official Notice of
                                            Exchange to us (which must be
                                            acknowledged by us) before 12:00
                                            p.m. (New York City time) on any
                                            Trading Day; and

                                         o  transfer your book-entry interest in
                                            the Biotech BOXES to the Trustee on
                                            our behalf at or prior to 10:00 a.m.
                                            (New York City time) on the Exchange
                                            Date.

                                         If we receive your Official Notice of
                                         Exchange after 12:00 p.m. (New York
                                         City time) on any Trading Day or on any
                                         day that is not a Trading Day, that
                                         notice will not be effective, and you
                                         will need to submit a new notice in
                                         order to exercise your exchange right
                                         on any future Trading Day. Subject to
                                         your proper instruction of the DTC
                                         participant through whom you hold your
                                         Biotech BOXES (as described below), we
                                         will deliver your Cash Settlement
                                         Value, plus accrued but unpaid base
                                         coupon amounts, to the Trustee for
                                         payment to you for regular way
                                         settlement (currently three Trading
                                         Days), unless there is a Market
                                         Disruption Event (as described below)
                                         with respect to one or more of the
                                         Underlying Stocks on the Exchange
                                         Notice Date (and, so long as the
                                         regular way settlement date is three
                                         Trading Days, a Market Disruption Event
                                         occurs, or is continuing with respect
                                         to such Underlying Stock(s) on the
                                         Trading Day following the Exchange
                                         Notice Date).

                                         If there is a Market Disruption Event,
                                         settlement will occur on the later of
                                         (i) the regular way settlement date;
                                         and (ii) the second Trading Day after
                                         the last Determination Date on which MS
                                         & Co. determines the Cash Settlement
                                         Value of your tendered Biotech BOXES,
                                         as described under "--Determination
                                         Date" above. In no event will
                                         settlement occur later than the fifth
                                         Trading Day following the Exchange
                                         Notice Date.

                                         We may request that MS & Co. purchase
                                         the Biotech BOXES you tender in
                                         consideration of the Cash Settlement
                                         Value that would otherwise have been
                                         payable by us, plus accrued but unpaid
                                         base coupon amounts. MS & Co.'s
                                         agreement to purchase the tendered
                                         Biotech BOXES will be without prejudice
                                         to your right to proceed against us
                                         upon any failure by MS & Co. to settle
                                         the purchase when due. Any Biotech
                                         BOXES purchased by MS & Co. will remain
                                         outstanding.

                                         Since the Biotech BOXES will be held
                                         only in book-entry form, only DTC may
                                         exercise the exchange right with
                                         respect to the Biotech BOXES.
                                         Accordingly, beneficial owners of
                                         Biotech BOXES that desire to have all
                                         or any portion of their Biotech BOXES
                                         exchanged must instruct the participant
                                         through which they own their interest
                                         to direct DTC to exercise the exchange
                                         right on their behalf by forwarding the
                                         Official Notice of Exchange to us as
                                         discussed above. In order to ensure
                                         that the instructions are received by
                                         us on a particular day, the applicable
                                         beneficial owner must so instruct the
                                         participant through which it owns its
                                         interest before that participant's
                                         deadline for accepting instructions
                                         from their customers. Different firms
                                         may have different deadlines for
                                         accepting instructions from their
                                         customers. Accordingly, beneficial
                                         owners of Biotech BOXES should consult
                                         the participants through which they own
                                         their interest for the respective
                                         deadlines. All instructions given to
                                         participants from beneficial owners of
                                         Biotech BOXES relating to the right to
                                         exchange their Biotech BOXES will be
                                         irrevocable. In addition, at the time
                                         instructions are given, each beneficial
                                         owner must direct the participant
                                         through which it owns its interest to
                                         transfer its book-entry interest in the
                                         related Biotech BOXES, on DTC's
                                         records, to the Trustee on our behalf.
                                         See "Forms of Securities--Global
                                         Securities" in the accompanying
                                         prospectus.

                                         If the Exchange Date for the exchange
                                         of your Biotech BOXES is after the
                                         conclusion of a quarterly calculation
                                         period and prior to the "ex-interest"
                                         date for the Interest Payment Date
                                         relating to that quarterly calculation
                                         period, on the Exchange Date you will
                                         be entitled to base coupon amounts that
                                         have accrued from and including the
                                         commencement date of that quarterly
                                         calculation period to and including the
                                         applicable Exchange Notice Date. The
                                         "ex-interest" date for any Interest
                                         Payment Date is the date on which
                                         purchase transactions in the Biotech
                                         BOXES no longer carry the right to
                                         receive the interest payable on that
                                         Interest Payment Date.

                                         If the Exchange Date for the exchange
                                         of your Biotech BOXES is on or after
                                         the "ex-interest" date for an Interest
                                         Payment Date and prior to that Interest
                                         Payment Date, on the Exchange Date you
                                         will only be entitled to your Cash
                                         Settlement Value plus any base coupon
                                         amounts that have accrued from but
                                         excluding the last day of the quarterly
                                         calculation period relating to that
                                         Interest Payment Date to and including
                                         the Exchange Notice Date.

Minimum Exchange Amount................. In order to exercise your exchange right, you must exchange at least
                                         30,000 Biotech BOXES, or multiples of
                                         100 in excess of 30,000. The Minimum
                                         Exchange Amount will not apply so long
                                         as a Credit Exchange Event (as defined
                                         below under "--Credit Exchange Event")
                                         has occurred and is continuing.

Issuer Redemption Right................. Beginning on March 22, 2009 (or earlier if the BTK Index is discontinued or
                                         suspended and there is no appropriate
                                         successor index), upon at least 30 but
                                         not more than 60 days' notice to
                                         holders of Biotech BOXES, we may redeem
                                         the Biotech BOXES for mandatory
                                         exchange in whole, but not in part. If
                                         we redeem the Biotech BOXES, we will
                                         pay to you on the date fixed by us in
                                         our redemption notice for settlement of
                                         the redemption (the "Early Redemption
                                         Date"), your Cash Settlement Value, as
                                         described under "--Cash Settlement
                                         Value Payable at Maturity or upon
                                         Exchange or Issuer Redemption" above,
                                         plus accrued but unpaid base coupon
                                         amounts, as described under "--Interest
                                         Rate" above, upon delivery of your
                                         Biotech BOXES to the Trustee.

                                         You will continue to be entitled to
                                         exercise your exchange right as
                                         described under "--Exchange Right"
                                         above on or after the Early Redemption
                                         Notice Date up to but excluding the
                                         sixth Trading Day immediately preceding
                                         the Early Redemption Date.

                                         If the Early Redemption Notice Date is
                                         after the conclusion of a quarterly
                                         calculation period but prior to the
                                         "ex-interest" date for the Interest
                                         Payment Date relating to that quarterly
                                         calculation period, that Interest
                                         Payment Date and the related Record
                                         Date will be suspended and on the Early
                                         Redemption Date holders of the BOXES on
                                         that Early Redemption Date will be
                                         entitled to their Cash Settlement Value
                                         plus any base coupon amounts that have
                                         accrued from and including the
                                         commencement date of that quarterly
                                         calculation period to but excluding the
                                         sixth Trading Day prior to the Early
                                         Redemption Date.

                                         If the Early Redemption Notice Date is
                                         after the conclusion of a quarterly
                                         calculation period and on or after the
                                         "ex-interest" date for the Interest
                                         Payment Date relating to that quarterly
                                         calculation period, we will pay on the
                                         Early Redemption Date to the holders of
                                         the BOXES on the Early Redemption Date
                                         any base coupon amounts that have
                                         accrued from but excluding the last day
                                         of the quarterly calculation period
                                         relating to that Interest Payment Date
                                         to but excluding the sixth Trading Day
                                         prior to the Early Redemption Date, and
                                         we will pay to holders of the BOXES on
                                         the Record Date relating to that
                                         Interest Payment Date base coupon
                                         amounts accruing during the quarterly
                                         calculation period relating to that
                                         Interest Payment Date either: (i) on
                                         that Interest Payment Date, if that
                                         Interest Payment Date is prior to the
                                         Early Redemption Date, or (ii) on the
                                         Early Redemption Date, if that Interest
                                         Payment Date is on or after the Early
                                         Redemption Date.

Exchange Ratios......................... The Exchange Ratios for each Underlying
                                         Stock initially will be calculated by
                                         multiplying (a) the number of shares of
                                         that Underlying Stock, after
                                         appropriate adjustments (including
                                         those relating to the Divisor (as
                                         defined below under "--The BTK
                                         Index")), used by the American Stock
                                         Exchange in calculating the BTK Index
                                         by (b) one thirtieth.

                                         The Calculation Agent will adjust the
                                         Exchange Ratios for the Underlying
                                         Stocks following each quarterly
                                         rebalancing of the BTK Index by the
                                         American Stock Exchange (as described
                                         below under "--The BTK Index"). The
                                         Calculation Agent will also adjust an
                                         Exchange Ratio (x) if the American
                                         Stock Exchange adjusts the composition
                                         of the BTK Index, the Divisor or the
                                         number of shares of the Underlying
                                         Stock used in calculating the BTK Index
                                         between quarterly rebalancings; (y) in
                                         accordance with the third and fifth
                                         paragraphs of the section captioned
                                         "--Discontinuance of the BTK Index;
                                         Successor Index; Issuer Redemption
                                         Right"; and (z) in accordance with the
                                         section captioned "--Adjustments to the
                                         Biotech BOXES." No such adjustment will
                                         be made, however, if the Calculation
                                         Agent determines that such change by
                                         the American Stock Exchange contains or
                                         is the result of a manifest error. In
                                         such case, any exchange will be made at
                                         the Exchange Ratio then in effect
                                         without regard to such manifest error.

Exchange Value.......................... The Exchange Value for each Underlying
                                         Stock will be calculated by multiplying
                                         (a) the Underlying Stock's Exchange
                                         Ratio by (b) the Underlying Stock's
                                         Market Price on the applicable
                                         Determination Date.

Composition of BTK Index................ The following table lists, as of the date of this pricing supplement, the
                                         Underlying Stocks, the principal
                                         exchange or trading system on which
                                         each Underlying Stock is listed or
                                         quoted, the ticker symbol of each
                                         Underlying Stock, the percentage of the
                                         value of the BTK Index represented by
                                         each Underlying Stock and the Exchange
                                         Ratio of each Underlying Stock per one
                                         Biotech BOXES.


                                         Principal           Percent   Exchange
            Issuer                       Exchange   Ticker   of Value    Ratio

            Affymetrix, Inc.              Nasdaq     AFFX    4.819%    0.028725
            Amgen Inc.                    Nasdaq     AMGN    6.514%    0.018631
            Appelera Corp-Celera           NYSE      CRA     5.462%    0.042509
            Genomics Group.
            Biogen, Inc.                  Nasdaq     BGEN    5.528%    0.018987
            Cephalon, Inc.                Nasdaq     CEPH    5.789%    0.015207
            Chiron Corporation            Nasdaq     CHIR    6.515%    0.024056
            Genentech Inc.                 NYSE      DNA     6.291%    0.021255
            Genzyme Corporation           Nasdaq     GENZ    5.826%    0.020543
            Gilead Sciences Inc.          Nasdaq     GILD    6.673%    0.030859
            Human Genome Sciences, Inc.   Nasdaq     HGSI    5.272%    0.037751
            IDEC Pharmaceuticals          Nasdaq     IDPH    6.599%    0.016719
            Corporation
            Immunex Corporation           Nasdaq     IMNX    6.550%    0.037618
            Invitrogen Corp.              Nasdaq     IVGN    3.940%    0.018275
            MedImmune Inc.                Nasdaq     MEDI    5.689%    0.023567
            Millennium                    Nasdaq     MLNM    7.020%    0.049668
            Pharmaceuticals, Inc.
            Protein Design Labs, Inc.     Nasdaq     PDLI    3.875%    0.043132
            Vertex Pharmaceuticals Inc.   Nasdaq     VRTX    7.640%    0.048423

                                         The BTK Index was approved for options
                                         trading by the SEC on September 28,
                                         1992 with 15 component stocks. The
                                         composition of the BTK Index has
                                         changed significantly since then.

                                         The composition of the stocks
                                         underlying the BTK Index is likely to
                                         change over time, and the Cash
                                         Settlement Value you receive upon
                                         exchange of your Biotech BOXES or upon
                                         a redemption by us or at maturity of
                                         the Biotech BOXES may be based on
                                         different stocks than the stocks
                                         underlying the BTK Index as of the date
                                         of this pricing supplement.

The BTK Index........................... We have derived all information regarding the BTK Index contained in
                                         this pricing supplement, including its
                                         composition, method of calculation and
                                         changes in its components, from
                                         publicly available sources and other
                                         sources we believe to be reliable. Such
                                         information reflects the policies of,
                                         and is subject to change by, the
                                         American Stock Exchange. The American
                                         Stock Exchange has no obligation to
                                         continue to publish, and may
                                         discontinue or suspend publication of,
                                         the BTK Index at any time. A list of
                                         the issuers of the Underlying Stocks of
                                         the BTK Index at any time is available
                                         from the American Stock Exchange. The
                                         American Stock Exchange's address is 86
                                         Trinity Place, New York, NY 10006, and
                                         its telephone number is (212) 306-1000.

                                         The BTK Index is a stock index
                                         calculated and published by the
                                         American Stock Exchange that measures
                                         the composite price performance of
                                         selected stocks of U.S. companies whose
                                         primary business involves the use of
                                         biological processes such as
                                         recombinant DNA technology, molecular
                                         biology and genetic engineering to
                                         develop products or to provide
                                         services. The American Stock Exchange
                                         first calculated the BTK Index in 1991.
                                         The BTK Index currently is based on 17
                                         highly capitalized and widely held
                                         underlying common stocks trading as
                                         National Market securities through the
                                         facilities of The Nasdaq National
                                         Market or on the New York Stock
                                         Exchange, Inc. (the "NYSE") and
                                         representing a limited cross-section of
                                         biotechnology industry issuers.

                                         The BTK Index is an equal-dollar
                                         weighted index (i.e., each Underlying
                                         Stock is represented in approximately
                                         equal dollar amounts in the index). The
                                         value of the BTK Index was initially
                                         calculated by (i) determining the
                                         number of shares (to the nearest whole
                                         share) that would represent an
                                         investment of $10,000 in each
                                         Underlying Stock at their closing
                                         prices on October 18, 1991; (ii)
                                         multiplying the resulting number of
                                         shares for each Underlying Stock by the
                                         closing price for that Underlying Stock
                                         on October 18, 1991; (iii) calculating
                                         the sum of all those products; and (iv)
                                         dividing such sum by a divisor (the
                                         "Divisor") which established a base
                                         value for the index. The Divisor was
                                         initially set to yield a benchmark
                                         value for the BTK Index of 200.00 as of
                                         the close of trading on October 18,
                                         1991. The Divisor was 749.64144 as of
                                         March 19, 2002.

                                         The value of the BTK Index at any time
                                         equals the aggregate market value
                                         (based on U.S. primary market prices)
                                         of the assigned number of shares of
                                         each Underlying Stock divided by the
                                         Divisor. Each quarter, following the
                                         close of trading on the third Friday of
                                         January, April, July and October the
                                         American Stock Exchange adjusts the
                                         number of shares of each Underlying
                                         Stock so that the number of shares of
                                         each Underlying Stock again represents
                                         an equal dollar amount. If necessary,
                                         the American Stock Exchange adjusts the
                                         Divisor to ensure continuity of the BTK
                                         Index's value. The adjusted portfolio
                                         becomes the basis for the index's value
                                         on the first Trading Day following the
                                         quarterly adjustment.

                                         The number of shares of each Underlying
                                         Stock remains fixed between quarterly
                                         adjustments except in the event of
                                         certain types of corporate actions,
                                         such as the payment of a dividend
                                         (other than an ordinary cash dividend),
                                         stock distributions, stock splits,
                                         reverse stock splits, rights offerings,
                                         or a distribution, reorganization,
                                         recapitalization, or similar events
                                         with respect to an Underlying Stock.
                                         The number of shares of an Underlying
                                         Stock is also adjusted in the event of
                                         a merger, consolidation, dissolution or
                                         liquidation of with respect to the
                                         issuer of that stock. When such
                                         adjustments occur between quarterly
                                         adjustments, the number of shares of
                                         the relevant Underlying Stock is
                                         adjusted, to the nearest whole share,
                                         to maintain that stock's relative
                                         weight in the Index at the level
                                         immediately prior to the event giving
                                         rise to the adjustment. In the event an
                                         Underlying Stock is replaced, the
                                         average dollar value of the remaining
                                         Underlying Stocks is calculated and
                                         that amount is invested in the new
                                         Underlying Stock to the nearest whole
                                         share. In both cases, the Divisor will
                                         be adjusted, if necessary, to ensure
                                         the continuity of the Index's value.

                                         The level of the BTK Index is
                                         calculated continuously and
                                         disseminated on a real-time basis to
                                         market information vendors via the
                                         Options Price Reporting Authority
                                         during the trading day. The BTK Index
                                         values are also available on
                                         broker-dealer terminals and quotation
                                         systems.

                                         In accordance with Rule 901C of the
                                         American Stock Exchange, if any change
                                         in the nature of any stock in the BTK
                                         Index occurs as a result of delisting,
                                         merger, acquisition or other similar
                                         event, the American Stock Exchange may
                                         delete that stock from the Index and
                                         replace it with another stock which the
                                         American Stock Exchange believes is
                                         representative of the biotechnology
                                         sector. In making a replacement
                                         determination, the American Stock
                                         Exchange has stated that it also will
                                         take into account a stock's
                                         capitalization, liquidity, volatility
                                         and name recognition and will ensure
                                         that at each quarterly rebalancing at
                                         least 90% of the weight of the BTK
                                         Index will be made up of stocks that
                                         are eligible for standardized options
                                         trading.

Historical Information.................. The following table sets forth the high and low values of the BTK Index for
                                         each quarter in the period from January
                                         1, 1997 through March 19, 2002. The
                                         historical information listed below was
                                         obtained from Bloomberg Financial
                                         Markets. The historical performance of
                                         the BTK Index or the Underlying Stocks
                                         should not be taken as an indication of
                                         future performance.

                                                        BTK Index Values
                                                   High       Low       Close

                    1997
                      First Quarter...............169.90     139.54     139.54
                      Second Quarter..............154.81     125.15     142.52
                      Third Quarter...............181.35     131.58     176.63
                      Fourth Quarter..............193.12     155.64     162.42

                    1998
                      First Quarter...............183.74     155.10     174.56
                      Second Quarter..............183.37     146.56     146.84
                      Third Quarter...............152.09     104.51     139.39
                      Fourth Quarter..............185.13     123.86     185.13

                    1999
                      First Quarter...............201.27     176.81     186.95
                      Second Quarter..............215.47     171.24     214.34
                      Third Quarter...............291.25     220.21     252.74
                      Fourth Quarter..............399.68     242.64     391.44

                    2000
                      First Quarter...............794.53     361.41     499.90
                      Second Quarter..............696.12     405.43     644.23
                      Third Quarter...............800.56     591.44     769.72
                      Fourth Quarter..............786.03     557.82     634.32

                    2001
                      First Quarter...............665.25     423.47     470.24
                      Second Quarter..............674.38     413.72     611.70
                      Third Quarter...............604.62     415.55     450.43
                      Fourth Quarter..............618.00     449.04     580.58

                    2002
                      First Quarter (through
                      March 19, 2002).............571.40     457.21     534.67
                    Source:  Bloomberg Financial Markets

                                         The following graph illustrates the
                                         trends of the historical closing values
                                         of the BTK Index, calculated on a
                                         monthly basis, from January 2, 1997 to
                                         March 18, 2002.

                                         Graph Ommited - BTK Index -
                                         Historical Performance

Discontinuance of the BTK Index;
Successor Index; Issuer Redemption
Right................................... If the American Stock Exchange
                                         discontinues or suspends publication of
                                         the BTK Index and the American Stock
                                         Exchange or another entity publishes a
                                         successor or substitute index that the
                                         Calculation Agent determines to be
                                         substantially identical to the
                                         discontinued or suspended BTK Index
                                         (such index being referred to in this
                                         pricing supplement as a "Successor
                                         Index"), then the Successor Index will
                                         replace the BTK Index for all purposes,
                                         including for purposes of determining
                                         the Exchange Ratios to be used in
                                         computing the Cash Settlement Value
                                         payable based on the shares of common
                                         stock underlying the Successor Index,
                                         which will be "Underlying Stock."


                                         Upon any selection by the Calculation
                                         Agent of a Successor Index, the
                                         Calculation Agent will cause written
                                         notice of its selection of a Successor
                                         Index to be furnished to the Trustee,
                                         to Morgan Stanley and to the holders of
                                         the Biotech BOXES within three Trading
                                         Days of such selection.

                                         If the American Stock Exchange
                                         discontinues or suspends publication of
                                         the BTK Index prior to, and that
                                         discontinuance or suspension is
                                         continuing on, a date on which your
                                         Cash Settlement Value is to be
                                         determined and the Calculation Agent
                                         determines that no Successor Index is
                                         available at that time, then on that
                                         date (unless we have redeemed the
                                         Biotech BOXES as described above under
                                         "--Issuer Redemption Right"), the
                                         Calculation Agent or one of its
                                         affiliates will determine the Exchange
                                         Ratios to be used in computing your
                                         Cash Settlement Value. Your Cash
                                         Settlement Value will be computed by
                                         the Calculation Agent or one of its
                                         affiliates in accordance with the
                                         formula for and method of calculating
                                         the BTK Index last in effect prior to
                                         the discontinuance or suspension, using
                                         the Market Price at that time (or, if
                                         trading in an Underlying Stock has been
                                         materially suspended or limited, its
                                         good faith estimate of the Market Price
                                         that would have prevailed but for that
                                         suspension or limitation) for each
                                         security most recently comprising the
                                         BTK Index.

                                         A material suspension or limitation of
                                         trading with respect to an Underlying
                                         Stock will be deemed to have occurred
                                         upon (i) a suspension, absence or
                                         material limitation of trading in that
                                         Underlying Stock for more than two
                                         hours of trading or during the one-half
                                         hour period preceding the close of
                                         trading in the primary exchange or
                                         market of trading for that Underlying
                                         Stock; or (ii) a breakdown or failure
                                         in the price and trading systems of the
                                         primary exchange or market of trading
                                         for that Underlying Stock, as a result
                                         of which the reported trading prices
                                         for that Underlying Stock during the
                                         last one-half hour preceding the
                                         closing of trading in such market are
                                         materially inaccurate.

                                         Notwithstanding the foregoing, we will
                                         have the right to redeem the Biotech
                                         BOXES at any time that the Calculation
                                         Agent determines that there is no
                                         appropriate Successor Index, even if
                                         this occurs before March 22, 2009. See
                                         "--Issuer Redemption Right" above. If
                                         we exercise this right, then from and
                                         after the Early Redemption Notice Date
                                         the Calculation Agent will cease to
                                         calculate the BTK Index and the
                                         composition of the Underlying Stocks
                                         will become fixed as of that date,
                                         except that the Calculation Agent in
                                         its sole discretion may make
                                         adjustments after that date solely to
                                         reflect the occurrence of a corporate
                                         or other similar event affecting an
                                         Underlying Stock (such as, for example,
                                         a merger or other corporate combination
                                         or a stock split or reverse stock
                                         split). Any such subsequent adjustment
                                         will be designed to maintain the
                                         relative investment represented by each
                                         Underlying Stock at its respective
                                         Exchange Ratio as of the Early
                                         Redemption Notice Date.

Adjustments to the Biotech BOXES........ If the method of calculating the BTK
                                         Index or a Successor Index is modified
                                         so that the value of such index is a
                                         fraction or multiple of what it would
                                         have been had it not been modified
                                         (e.g., due to a split in the index),
                                         then the Calculation Agent will adjust
                                         the Exchange Ratios of the Underlying
                                         Stocks in order to arrive at a value of
                                         the Biotech BOXES relative to the BTK
                                         Index or such Successor Index as if the
                                         BTK Index or Successor Index had not
                                         been modified (e.g., as if such split
                                         had not occurred). The fraction used in
                                         calculating supplemental coupon amounts
                                         (including with respect to the initial
                                         BTK Index value) is also subject to
                                         adjustment in these circumstances.

Credit Exchange Event................... If our senior debt rating is downgraded below A- by Standard & Poor's or below
                                         A3 by Moody's (or below the equivalent
                                         ratings of any successor to Standard &
                                         Poor's or Moody's), a Credit Exchange
                                         Event will occur. So long as a Credit
                                         Exchange Event has occurred and is
                                         continuing, the Minimum Exchange Amount
                                         will not apply. We will instruct the
                                         Trustee to notify you upon the
                                         occurrence of a Credit Exchange Event.

Additional Issuances of Biotech BOXES... We may, without notice to holders of
                                         Biotech BOXES, issue additional Biotech
                                         BOXES having terms identical to those
                                         we are offering on the date of this
                                         pricing supplement (other than price).
                                         Should we so decide, we currently
                                         intend to make such issuances on the
                                         third Thursday of any calendar month,
                                         but we may make such issuances on any
                                         other Trading Day we deem appropriate.
                                         The pricing of any new issuance of
                                         Biotech BOXES will be derived from the
                                         Market Prices of the Underlying Stocks
                                         as of the applicable pricing date at
                                         their respective Exchange Ratios, plus
                                         the maximum agent's commission
                                         specified in the relevant pricing
                                         supplement, accrued but unpaid base
                                         coupon amounts through the date of the
                                         pricing supplement, including, solely
                                         for these purposes, (i) base coupon
                                         amounts with respect to any Underlying
                                         Stock whose next record date for
                                         ordinary dividends will occur between
                                         the date of the pricing supplement for
                                         that issuance of Biotech BOXES and the
                                         date MS & Co. delivers those Biotech
                                         BOXES; (ii) any extraordinary dividend
                                         paid during such period; and (iii)
                                         accrued but unpaid supplemental coupon
                                         amounts to, but not including, the date
                                         of the pricing supplement. The prices
                                         of Biotech BOXES so issued could be at
                                         a premium or discount to then
                                         prevailing trading prices of the
                                         Biotech BOXES.

Book-Entry Note or Certificated Note.... Book-Entry

Events of Default....................... Events of default under the Biotech
                                         BOXES will include, among other things,
                                         default in payment of any principal
                                         (i.e., payment of Cash Settlement Value
                                         at maturity or upon redemption or
                                         exchange), default for 30 days in the
                                         payment of any interest (i.e., payment
                                         of base coupon amounts or supplemental
                                         coupon amounts) and events of
                                         bankruptcy, insolvency or
                                         reorganization with respect to us. Upon
                                         acceleration of the Biotech BOXES
                                         following the occurrence of an event of
                                         default, holders will be entitled to
                                         receive their Cash Settlement Value
                                         calculated by the Calculation Agent as
                                         of the date of the acceleration, plus
                                         accrued but unpaid base coupon amounts
                                         and accrued but unpaid supplemental
                                         coupon amounts up to but excluding the
                                         date of acceleration, provided that if
                                         prior to the date of acceleration (i)
                                         you have submitted an Official Notice
                                         of Exchange in accordance with your
                                         Exchange Right; or (ii) we have
                                         exercised our redemption right with
                                         respect to the Biotech BOXES in
                                         accordance with "--Issuer Redemption
                                         Right" and "--Early Redemption Notice
                                         Date" above and the date of
                                         acceleration occurs on or after the
                                         sixth Trading Day prior to the Early
                                         Redemption Date, the amount you will be
                                         entitled to receive will equal the Cash
                                         Settlement Value calculated as of the
                                         Determination Date, plus accrued but
                                         unpaid base coupon amounts accrued up
                                         to and including the Exchange Notice
                                         Date or up to but excluding the sixth
                                         Trading Day prior to the Early
                                         Redemption Date, respectively. If we
                                         exercise our redemption right and the
                                         acceleration date occurs before the
                                         sixth Trading Day prior to the Early
                                         Redemption Date, you will be entitled
                                         to receive your Cash Settlement Value
                                         calculated as of the date of
                                         acceleration, plus accrued but unpaid
                                         base coupon amounts up to, but
                                         excluding, the date of acceleration.
                                         For a description of all the events
                                         that constitute events of default under
                                         the Biotech BOXES, see

                                         "Description of Debt Securities--Events
                                         of Default" in the accompanying
                                         prospectus.

Trustee................................. JPMorgan Chase Bank

Agent for the underwritten offering of
Biotech BOXES........................... MS & Co.

Calculation Agent.......................  MS & Co.

                                         The Calculation Agent will round all
                                         percentages resulting from any
                                         calculation with respect to the Biotech
                                         BOXES to the nearest one
                                         hundred-thousandth of a percentage
                                         point, with five one-millionths of a
                                         percentage point rounded upwards (e.g.,
                                         9.876545% (or .09876545) would be
                                         rounded to 9.87655% (or .0987655)). All
                                         dollar amounts used in, or resulting
                                         from, such calculation will be rounded
                                         to the nearest cent with five tenths of
                                         a cent being rounded upwards.

                                         The Calculation Agent is solely
                                         responsible for determining the Cash
                                         Settlement Value and base and
                                         supplemental coupon amounts. All
                                         determinations made by the Calculation
                                         Agent will be at the sole discretion of
                                         the Calculation Agent and will, in the
                                         absence of manifest error, be
                                         conclusive for all purposes and binding
                                         on us and holders of the Biotech BOXES.

Market Disruption Event................. A Market Disruption Event with respect to an Underlying Stock will be deemed
                                         to have occurred upon:

                                           (i) a suspension, absence or material
                                           limitation of trading of that
                                           Underlying Stock on the primary
                                           market for that Underlying Stock for
                                           more than two hours of trading or
                                           during the one-half hour period
                                           preceding the close of the principal
                                           trading session in that market; or a
                                           breakdown or failure in the price and
                                           trade reporting systems of the
                                           primary market for that Underlying
                                           Stock as a result of which the
                                           reported trading prices for that
                                           Underlying Stock during the last
                                           one-half hour preceding the closing
                                           of the principal trading session in
                                           that market are materially
                                           inaccurate, as determined by the
                                           Calculation Agent in its sole
                                           discretion; and

                                           (ii) a determination by the
                                           Calculation Agent in its sole
                                           discretion that any event described
                                           in clause (i) above materially
                                           interfered with the ability of Morgan
                                           Stanley or any of its affiliates to
                                           unwind or adjust all or a material
                                           portion of the hedge with respect to
                                           the Biotech BOXES.

                                         For purposes of determining whether a
                                         Market Disruption Event has occurred
                                         with respect to an Underlying Stock:
                                         (1) a limitation on the hours or number
                                         of days of trading will not constitute
                                         a Market Disruption Event if it results
                                         from an announced change in the regular
                                         business hours of the relevant
                                         exchange; and (2) limitations pursuant
                                         to New York Stock Exchange Rule 80A (or
                                         any applicable rule or regulation
                                         enacted or promulgated by the NYSE, any
                                         other self-regulatory organization or
                                         the Commission of similar scope as
                                         determined by the Calculation Agent) on
                                         trading during significant market
                                         fluctuations shall constitute a
                                         suspension, absence or material
                                         limitation of trading.

Market Price............................ If an Underlying Stock (or any other security for which a Market Price must
                                         be determined) is listed on a national
                                         securities exchange, is a security of
                                         The Nasdaq National Market or is
                                         included in the OTC Bulletin Board
                                         Service ("OTC Bulletin Board") operated
                                         by the National Association of
                                         Securities Dealers, Inc. (the "NASD"),
                                         the Market Price for one share of that
                                         Underlying Stock (or one unit of any
                                         such other security) means (i) the last
                                         reported sale price, regular way, of
                                         the principal trading session on that
                                         day on the principal U.S. securities
                                         exchange registered under the Exchange
                                         Act, on which that Underlying Stock (or
                                         any such other security) is listed or
                                         admitted to trading (which may be the
                                         Nasdaq National Market if it is then a
                                         national securities exchange) or (ii)
                                         if not listed or admitted to trading on
                                         any securities exchange or if the last
                                         reported sale price is not obtainable
                                         (even if that Underlying Stock (or any
                                         such other security) is listed or
                                         admitted to trading on such securities
                                         exchange), the last reported sale price
                                         of the principal trading session on the
                                         over-the-counter market as reported on
                                         The Nasdaq National Market (if it is
                                         not then a national securities
                                         exchange) or OTC Bulletin Board on that
                                         day. If the last reported sale price of
                                         the principal trading session is not
                                         available pursuant to clause (i) or
                                         (ii) above, the Market Price for any
                                         Trading Day or any Determination Date
                                         that is not a Trading Day will be the
                                         mean, as determined by the Calculation
                                         Agent, of the bid prices for that
                                         Underlying Stock (or any such other
                                         security) obtained from as many dealers
                                         in such stock (which may include MS &
                                         Co. or any of our other subsidiaries or
                                         affiliates), but not exceeding three,
                                         as will make such bid prices available
                                         to the Calculation Agent. A "security
                                         of The Nasdaq National Market" shall
                                         include a security included in any
                                         successor to that system and the term
                                         "OTC Bulletin Board Service" shall
                                         include any successor to that service.

Underlying Stocks; Public Information... As of the date of this pricing supplement, each of the issuers of the
                                         Underlying Stocks is a reporting
                                         company under the Exchange Act.
                                         Companies with securities registered
                                         under the Exchange Act are required to
                                         file periodically certain financial and
                                         other information specified by the
                                         Securities and Exchange Commission
                                         (which we refer to as the Commission).
                                         Information provided to or filed with
                                         the Commission can be inspected and
                                         copied at the public reference
                                         facilities maintained by the Commission
                                         at Room 1024, 450 Fifth Street, N.W.,
                                         Washington, D.C. 20549 or at its
                                         Regional Office located at Suite 1400,
                                         Citicorp Center, 500 West Madison
                                         Street, Chicago, Illinois 60661, and
                                         copies of such material can be obtained
                                         from the Public Reference Section of
                                         the Commission, 450 Fifth Street, N.W.,
                                         Washington, D.C. 20549, at prescribed
                                         rates. In addition, information
                                         provided to or filed with the
                                         Commission electronically can be
                                         accessed through a website maintained
                                         by the Commission. The address of the
                                         Commission's website is
                                         http://www.sec.gov. Information
                                         provided to or filed with the
                                         Commission by each of the issuers
                                         pursuant to the Exchange Act can be
                                         located by reference to its respective
                                         Commission file number. In addition,
                                         information regarding the issuers of
                                         the Underlying Stocks may be obtained
                                         from other sources including, but not
                                         limited to, press releases, newspaper
                                         articles and other publicly
                                         disseminated documents. Neither we nor
                                         the American Stock Exchange make any
                                         representation or warranty as to the
                                         accuracy or completeness of such
                                         information.

                                         This pricing supplement relates only to
                                         the Biotech BOXES offered hereby and
                                         does not relate to the BTK Index, the
                                         Underlying Stocks or other securities
                                         of the issuers of the Underlying
                                         Stocks. We have derived all disclosures
                                         contained in this pricing supplement
                                         regarding the issuers of the Underlying
                                         Stocks from the publicly available
                                         documents described above. Neither we
                                         nor the American Stock Exchange nor MS
                                         & Co. have participated in the
                                         preparation of such documents or made
                                         any due diligence inquiry with respect
                                         to the issuers of the Underlying Stocks
                                         in connection with the offering of the
                                         Biotech BOXES. Neither we nor the
                                         American Stock Exchange nor MS & Co.
                                         make any representation that those
                                         publicly available documents are or any
                                         other publicly available information
                                         regarding the issuers of the Underlying
                                         Stocks is accurate or complete.
                                         Furthermore, we cannot give any
                                         assurance that all events occurring
                                         prior to the date of this pricing
                                         supplement (including events that would
                                         affect the accuracy or completeness of
                                         the publicly available documents
                                         described above) that would affect the
                                         trading prices of the Underlying Stocks
                                         (and therefore the value of the BTK
                                         Index and the Exchange Ratios) have
                                         been publicly disclosed. Subsequent
                                         disclosure of any such events or the
                                         disclosure of or failure to disclose
                                         material future events concerning the
                                         issuers of the Underlying Stocks could
                                         affect the Cash Settlement Value
                                         received on the Maturity Date, any
                                         Exchange Date or the Early Redemption
                                         Date with respect to the Biotech BOXES
                                         and therefore the trading prices of the
                                         Biotech BOXES. The statements in the
                                         preceding four sentences are not
                                         intended to affect the rights of the
                                         holders of the Biotech BOXES under the
                                         securities laws.

                                         Neither we nor any of our affiliates
                                         make any representation to you as to
                                         the performance of any of the
                                         Underlying Stocks or the BTK Index as a
                                         whole. Neither we nor any of our
                                         affiliates can offer any assurance as
                                         to the composition of the Underlying
                                         Stocks at the time you receive your
                                         Cash Settlement Value since such
                                         composition may change over time.

                                         At the time you receive your Cash
                                         Settlement Value, some or all of the
                                         issuers of the Underlying Stocks may
                                         not be reporting companies under the
                                         Exchange Act.

Use of Proceeds and Hedging............. The net proceeds we receive from the sale of the Biotech BOXES will be used
                                         for general corporate purposes and by
                                         us or one or more of our affiliates in
                                         connection with hedging our obligations
                                         under the Biotech BOXES. See also "Use
                                         of Proceeds" in the accompanying
                                         prospectus.

                                         On or prior to the date of this pricing
                                         supplement, we, through our
                                         subsidiaries or others, may hedge our
                                         anticipated exposure in connection with
                                         the Biotech BOXES by taking positions
                                         in the Underlying Stocks or in other
                                         instruments. If we pursue such a
                                         hedging strategy, the price at which we
                                         are able to purchase such positions may
                                         be a factor in determining the Issue
                                         Price of the Biotech BOXES. Through our
                                         subsidiaries, we are likely to modify
                                         any hedge position throughout the life
                                         of the Biotech BOXES by purchasing and
                                         selling the Underlying Stocks and other
                                         instruments. Although we have no reason
                                         to believe that hedging activity or
                                         other trading activities that we have,
                                         or any of our affiliates have, engaged
                                         in or may engage in have had or will
                                         have a material impact on the price of
                                         the Underlying Stocks or the BTK Index,
                                         we cannot give any assurance that these
                                         activities have not or will not affect
                                         those prices.

License Agreement between the American
Stock Exchange and Morgan Stanley....... The use of and reference to the BTK
                                         Index in connection with the Biotech
                                         BOXES has been consented to by the
                                         American Stock Exchange, the publisher
                                         of the BTK Index. "AMEX Biotechnology
                                         Index" and "BTK" are service marks of
                                         the American Stock Exchange. All rights
                                         to the BTK Index are owned by the
                                         American Stock Exchange. We, the
                                         Calculation Agent and the Trustee
                                         disclaim any and all responsibility for
                                         the calculation or other maintenance of
                                         or any adjustments to the BTK Index.
                                         The American Stock Exchange has the
                                         right to change the composition of the
                                         BTK Index and to cease calculation and
                                         publication of the BTK Index. In
                                         addition, the American Stock Exchange
                                         has no relationship to us or the
                                         Biotech BOXES; it does not sponsor,
                                         endorse, authorize, sell or promote the
                                         Biotech BOXES, and has no obligation or
                                         liability in connection with the
                                         administration, marketing or trading of
                                         the Biotech BOXES or with the
                                         calculation of the Cash Settlement
                                         Value that may be payable in the
                                         circumstances described under "--Cash
                                         Settlement Value Payable at Maturity or
                                         upon Exchange or Issuer Redemption"
                                         above.

ERISA Matters for Pension Plans and
Insurance Companies..................... Each fiduciary of a pension, profit-sharing or other employee
                                         benefit plan subject to the Employee
                                         Retirement Income Security Act of 1974,
                                         as amended ("ERISA") (a "Plan"), should
                                         consider the fiduciary standards of
                                         ERISA in the context of the Plan's
                                         particular circumstances before
                                         authorizing an investment in the
                                         Biotech BOXES. Accordingly, among other
                                         factors, the fiduciary should consider
                                         whether the investment would satisfy
                                         the prudence and diversification
                                         requirements of ERISA and would be
                                         consistent with the documents and
                                         instruments governing the Plan.

                                         In addition, we and certain of our
                                         subsidiaries and affiliates, including
                                         MS & Co. and Dean Witter Reynolds Inc.
                                         ("DWR"), may be each considered a
                                         "party in interest" within the meaning
                                         of ERISA, or a "disqualified person"
                                         within the meaning of the Code with
                                         respect to many Plans. Prohibited
                                         transactions within the meaning of
                                         ERISA or the Code would likely arise,
                                         for example, if the Biotech BOXES are
                                         acquired by or with the assets of a
                                         Plan with respect to which MS & Co.,
                                         DWR or any of their affiliates is a
                                         service provider, unless the Biotech
                                         BOXES are acquired pursuant to an
                                         exemption from the "prohibited
                                         transaction" rules. A violation of
                                         these prohibited transaction rules
                                         could result in an excise tax or other
                                         liabilities under ERISA and/or Section
                                         4975 of the Code for such persons,
                                         unless exemptive relief is available
                                         under an applicable statutory or
                                         administrative exemption.

                                         The U.S. Department of Labor has issued
                                         five prohibited transaction class
                                         exemptions ("PTCEs") that may provide
                                         exemptive relief for direct or indirect
                                         prohibited transactions resulting from
                                         the purchase or holding of the Biotech
                                         BOXES. Those class exemptions are PTCE
                                         96-23 (for certain transactions
                                         determined by in-house asset managers),
                                         PTCE 95-60 (for certain transactions
                                         involving insurance company general
                                         accounts), PTCE 91-38 (for certain
                                         transactions involving bank collective
                                         investment funds), PTCE 90-1 (for
                                         certain transactions involving
                                         insurance company separate accounts),
                                         and PTCE 84-14 (for certain
                                         transactions determined by independent
                                         qualified asset managers).

                                         Because we may be considered a party in
                                         interest with respect to many Plans,
                                         the Biotech BOXES may not be purchased
                                         or held by any Plan, any entity whose
                                         underlying assets include "plan assets"
                                         by reason of any Plan's investment in
                                         the entity (a "Plan Asset Entity") or
                                         any person investing "plan assets" of
                                         any Plan, unless such purchaser or
                                         holder is eligible for exemptive
                                         relief, including relief available
                                         under PTCE 96-23, 95-60, 91-38, 90-1,
                                         or 84-14 or such purchase and holding
                                         is otherwise not prohibited. Any
                                         purchaser, including any fiduciary
                                         purchasing on behalf of a Plan, or
                                         holder of the Biotech BOXES will be
                                         deemed to have represented, in its
                                         corporate and its fiduciary capacity,
                                         by its purchase and holding the Biotech
                                         BOXES that it either (a) is not a Plan
                                         or a Plan Asset Entity and is not
                                         purchasing such securities on behalf of
                                         or with "plan assets" of any Plan or
                                         (b) is eligible for exemptive relief or
                                         such purchase and holding is not
                                         prohibited by ERISA or Section 4975 of
                                         the Code.

                                         Under ERISA, assets of a Plan may
                                         include assets held in the general
                                         account of an insurance company which
                                         has issued an insurance policy to such
                                         plan or assets of an entity in which
                                         the Plan has invested. Accordingly,
                                         insurance company general accounts that
                                         include assets of a Plan must ensure
                                         that one of the foregoing exemptions is
                                         available. Due to the complexity of
                                         these rules and the penalties that may
                                         be imposed upon persons involved in
                                         non-exempt prohibited transactions, it
                                         is particularly important that
                                         fiduciaries or other persons
                                         considering purchasing the Biotech
                                         BOXES on behalf of or with "plan
                                         assets" of any Plan consult with their
                                         counsel regarding the availability of
                                         exemptive relief under PTCE 96-23,
                                         95-60, 91-38, 90-1 or 84-14.

                                         Purchasers of the Biotech BOXES have
                                         exclusive responsibility for ensuring
                                         that their purchase and holding of the
                                         Biotech

                                         BOXES do not violate the prohibited
                                         transaction rules of ERISA or the Code.

U.S. Federal Income Tax Consequences.... The following is a discussion of the material U.S. federal income tax
                                         consequences that may be relevant to
                                         you if you are a beneficial owner of
                                         Biotech BOXES who is

                                         o an individual who is a citizen or
                                           resident of the United States,

                                         o a U.S. domestic corporation, or

                                         o any other person that is subject to
                                           U.S. federal income tax on a net
                                           income basis in respect of your
                                           investment in the Biotech BOXES (any
                                           of the foregoing, a "U.S. person").

                                         This summary is based on U.S. federal
                                         income tax laws, regulations, rulings
                                         and decisions in effect as of the date
                                         of this pricing supplement, all of
                                         which are subject to change at any time
                                         (possibly with retroactive effect).

                                         This summary addresses the U.S. federal
                                         income tax consequences to you if you
                                         are an initial holder of the Biotech
                                         BOXES who will purchase the Biotech
                                         BOXES at the Issue Price in the
                                         original issuance or any additional
                                         issuance and who will hold the Biotech
                                         BOXES as capital assets. This summary
                                         does not purport to be a comprehensive
                                         description of all of the tax
                                         considerations that may be relevant to
                                         a decision to purchase Biotech BOXES by
                                         any particular investor, including tax
                                         considerations that arise from rules of
                                         general application to all taxpayers or
                                         to certain classes of taxpayers. Thus,
                                         for example, this summary does not
                                         address all aspects of federal income
                                         taxation that may be relevant to you in
                                         light of your individual investment
                                         circumstances or if you are a taxpayer
                                         subject to special treatment under the
                                         U.S. federal income tax laws, such as
                                         dealers in securities or foreign
                                         currency, financial institutions,
                                         insurance companies, tax-exempt
                                         organizations and taxpayers holding the
                                         Biotech BOXES as part of a "straddle,"
                                         "hedge," "conversion transaction,"
                                         "synthetic security," or other
                                         integrated investment or who acquire
                                         Biotech BOXES within 30 days of selling
                                         shares of any of the Underlying Stocks
                                         at a loss. Moreover, the effect of any
                                         applicable state, local or foreign tax
                                         laws is not discussed. You should
                                         consult with your tax advisor in
                                         determining whether an investment in
                                         Biotech BOXES is appropriate for you in
                                         light of your personal tax
                                         circumstances.

                                         No statutory, judicial or
                                         administrative authority directly
                                         addresses the characterization of the
                                         Biotech BOXES or instruments similar to
                                         the Biotech BOXES for U.S. federal
                                         income tax purposes. As a result,
                                         significant aspects of the U.S. federal
                                         income tax consequences of an
                                         investment in the Biotech BOXES are not
                                         certain. Because of the lack of legal
                                         authority, our special tax counsel,
                                         Cleary, Gottlieb, Steen & Hamilton
                                         ("Tax Counsel") is unable to render an
                                         opinion as to the proper U.S. federal
                                         income tax characterization of the
                                         Biotech BOXES. The material U.S.
                                         federal income tax consequences of an
                                         investment in the Biotech BOXES are the
                                         timing and character of income on the
                                         Biotech BOXES. Because these
                                         consequences depend on the
                                         characterization of the Biotech BOXES,
                                         Tax Counsel is unable to render an
                                         opinion on the material U.S. federal
                                         income tax consequences of an
                                         investment in the Biotech BOXES. As
                                         described in "Taxation of the Biotech
                                         BOXES" below, pursuant to the terms of
                                         the Biotech BOXES, Morgan Stanley and
                                         you agree to treat each Biotech BOXES
                                         as a prepaid cash settlement forward
                                         contract with respect to a portfolio of
                                         stocks consisting of the Underlying
                                         Stocks for the delivery at maturity or
                                         upon exchange or redemption of a cash
                                         amount equal to the sum of your Cash
                                         Settlement Value and certain accrued
                                         but unpaid coupon amounts in exchange
                                         for a fixed purchase price. You will be
                                         required to characterize the Biotech
                                         BOXES for all tax purposes in this
                                         manner (absent an administrative
                                         determination or judicial ruling to the
                                         contrary) even if your tax advisor
                                         would otherwise adopt an alternative
                                         characterization. The following
                                         description of the treatment of Biotech
                                         BOXES for U.S. federal income tax
                                         purposes under that characterization
                                         and under possible alternative
                                         treatment is based on the advice of Tax
                                         Counsel. No ruling is being requested
                                         from the Internal Revenue Service (the
                                         "IRS") with respect to the Biotech
                                         BOXES, and no assurance can be given
                                         that the IRS will agree with the
                                         treatment of the Biotech BOXES
                                         described below. Accordingly, you
                                         should consult your tax advisor in
                                         determining the tax consequences of an
                                         investment in the Biotech BOXES,
                                         including the application of state,
                                         local or other tax laws and the
                                         possible effects of changes in federal
                                         or other tax laws.

                                         Taxation of the Biotech BOXES. Pursuant
                                         to the terms of the Biotech BOXES,
                                         Morgan Stanley and you will be
                                         obligated (in the absence of an
                                         administrative determination or
                                         judicial ruling to the contrary) to
                                         characterize the Biotech BOXES for all
                                         tax purposes as a prepaid cash
                                         settlement forward contract with
                                         respect to a portfolio of stocks
                                         consisting of the Underlying Stocks
                                         under which:

                                         o at the time of issuance of the
                                           Biotech BOXES you pay us a fixed
                                           amount of cash equal to the Issue
                                           Price of the Biotech BOXES in
                                           consideration for our obligation to
                                           deliver to you at maturity or upon
                                           exchange or redemption the cash
                                           amount described under "Description
                                           of the Biotech BOXES--Cash Settlement
                                           Value Payable at Maturity or upon
                                           Exchange or Issuer Redemption" above;

                                         o until maturity, exchange or
                                           redemption we will be obligated to
                                           pay amounts equal to the base coupons
                                           and supplemental coupons as a return
                                           on the Biotech BOXES that constitutes
                                           income to you; and

                                         o at maturity or upon exchange or
                                           redemption we will deliver to you a
                                           cash amount equal to the sum of the
                                           Cash Settlement Value and certain
                                           accrued but unpaid coupon amounts in
                                           full satisfaction of our obligation
                                           under the prepaid cash settlement
                                           forward contract.

                                         Consistent with the above
                                         characterization, base and supplemental
                                         coupon amounts paid generally will be
                                         treated as ordinary income that is
                                         taken into account in accordance with
                                         your method of accounting. If you are
                                         an accrual method taxpayer while not
                                         free from doubt it is expected that you
                                         would accrue each supplemental coupon
                                         at a rate equal to 0.05% of one
                                         thirtieth of the closing value of the
                                         BTK Index on the date of this pricing
                                         supplement until the amount of the
                                         coupon is fixed. If the actual coupon
                                         amount is less than the accrued coupon
                                         amount, the accrued amount would then
                                         be reduced to reflect the difference
                                         between the accrued and actual amounts.
                                         Your tax basis in Biotech BOXES
                                         generally will equal your cost for the
                                         Biotech BOXES. Upon the sale, exchange,
                                         maturity, redemption or other taxable
                                         disposition of Biotech BOXES, you
                                         generally will recognize capital gain
                                         or loss equal to the difference between
                                         the amount realized on sale, exchange,
                                         maturity, redemption or other taxable
                                         disposition and your tax basis in the
                                         Biotech BOXES. Capital gain or loss
                                         generally will be long-term capital
                                         gain or loss if you held the Biotech
                                         BOXES for more than one year at the
                                         time of disposition. Any non-cash
                                         adjustments made to the BTK Index are
                                         not expected to result in a taxable
                                         disposition of the Biotech BOXES. It is
                                         uncertain whether amounts received on
                                         disposition that are attributable to
                                         accrued but unpaid coupons reduce your
                                         amount realized or increase your basis
                                         in Biotech BOXES. You should consult
                                         your tax advisor regarding the
                                         treatment of coupons on the Biotech
                                         BOXES, including accrued but unpaid
                                         coupons on the disposition of Biotech
                                         BOXES.

                                         The treatment of base coupon amounts
                                         attributable to extraordinary
                                         dividends, if any, that are paid as a
                                         result of a merger, reorganization or
                                         other corporate events involving an
                                         issuer of any of the Underlying Stocks
                                         or that would not be treated as
                                         dividends by you if you held your pro
                                         rata share of the Underlying Stock is
                                         uncertain. In appropriate
                                         circumstances, we intend to take the
                                         position that such coupons will be
                                         treated as a partial redemption of your
                                         investment in the Biotech BOXES, and to
                                         report the coupons to the IRS in that
                                         manner. Under this characterization,
                                         you would recognize gain or loss at the
                                         time of the partial redemption, which
                                         will equal the difference between the
                                         cash received and the pro rata portion
                                         of your tax basis in the Biotech BOXES
                                         allocable to that cash (based upon the
                                         amount of such cash compared to the
                                         fair market value of the Biotech BOXES
                                         at the time of payment). Your tax basis
                                         in the Biotech BOXES would be reduced
                                         by the portion of the tax basis
                                         allocable to the cash received. For
                                         example, if you paid $10,000 for 100
                                         Biotech BOXES and later receive a base
                                         coupon of $1,500 as a result of the
                                         merger of an issuer of one of the
                                         Underlying Stocks, and the value of the
                                         100 Biotech BOXES immediately prior to
                                         the coupon payment is $15,000, you
                                         would allocate 10% ($1,500 divided by
                                         $15,000) of your $10,000 basis, or
                                         $1,000, to the $1,500 cash received.
                                         Accordingly, your gain would be $500
                                         (equal to $1,500 cash received less
                                         $1,000 basis allocated to that cash)
                                         and your basis in the BOXES would be
                                         reduced to $9,000. It is also possible,
                                         however, that the IRS would take the
                                         view that all coupons attributable to
                                         extraordinary dividends are additional
                                         ordinary income to you, in which case
                                         your basis in the Biotech BOXES would
                                         not be reduced as a result of receiving
                                         such coupons. Prospective purchasers
                                         are urged to consult their tax advisors
                                         regarding the U.S. federal income tax
                                         consequences of receiving such base
                                         coupons.

                                         Constructive Ownership. Section 1260 of
                                         the Code treats a taxpayer owning
                                         certain types of derivative positions
                                         in property as having "constructive
                                         ownership" in that property, with the
                                         result that all or a portion of the
                                         long-term capital gain recognized by
                                         such taxpayer with respect to the
                                         derivative position may be
                                         recharacterized as ordinary income.
                                         Section 1260 in its current form would
                                         not apply to Biotech BOXES, except to
                                         the extent that the portfolio of
                                         Underlying Stocks includes shares of
                                         any non-U.S. issuers that are not
                                         active foreign operating companies.
                                         However, Section 1260 authorizes the
                                         Treasury Department to promulgate
                                         regulations (possibly with retroactive
                                         effect) to expand the application of
                                         the "constructive ownership" regime.
                                         There is no assurance that the Treasury
                                         Department will not promulgate
                                         regulations to apply the regime to
                                         Biotech BOXES. If Section 1260 were to
                                         apply to Biotech BOXES, you would be
                                         required to treat all or a portion of
                                         the long-term capital gain (if any)
                                         that you recognize on sale, exchange,
                                         maturity, redemption or other taxable
                                         disposition of the Biotech BOXES as
                                         ordinary income, but only to the extent
                                         such long-term capital gain exceeds the
                                         long-term capital gain that you would
                                         have recognized if you had acquired the
                                         relevant Underlying Stocks on the issue
                                         date of the Biotech BOXES and disposed
                                         of those Underlying Stocks upon
                                         disposition of the Biotech BOXES. In
                                         addition, Section 1260 would impose an
                                         interest charge on the gain that was
                                         recharacterized on the sale, exchange,
                                         maturity, redemption or other taxable
                                         disposition of the Biotech BOXES.

                                         Possible Alternative Treatment.
                                         Notwithstanding our and your
                                         contractual obligation to treat the
                                         Biotech BOXES in accordance with the
                                         above characterization, there can be no
                                         assurance that the IRS will accept, or
                                         that a court will uphold, this
                                         characterization. The documentation of
                                         the Biotech BOXES as our unsecured debt
                                         obligations suggests that the IRS might
                                         seek to apply to the Biotech BOXES the
                                         Treasury regulations governing
                                         contingent payment debt instruments
                                         (the "Contingent Payment Regulations").
                                         If the IRS were successful in doing
                                         this, then, among other matters,

                                         o you would be required to accrue
                                           original issue discount on Biotech
                                           BOXES every year at a "comparable
                                           yield" for Morgan Stanley, determined
                                           at the time of issuance of the
                                           Biotech BOXES, in an amount that is
                                           likely to exceed the aggregate annual
                                           coupon payments you will receive;

                                         o the amount of original issue discount
                                           that you would accrue for every year
                                           would be adjusted to the extent that
                                           actual base coupon amounts differ
                                           from the "projected" amounts of those
                                           payments; and

                                         o on the sale, exchange, maturity,
                                           redemption, or other taxable
                                           disposition of the Biotech BOXES, you
                                           would recognize ordinary income, or
                                           ordinary loss to the extent of your
                                           aggregate prior accruals of original
                                           issue discount and capital loss
                                           thereafter, rather than capital gain
                                           or loss.

                                         Even if the Contingent Payment
                                         Regulations do not apply to the Biotech
                                         BOXES it is possible that the IRS could
                                         seek to characterize the Biotech BOXES
                                         in a manner that results in tax
                                         consequences to you different from
                                         those described above. Under an
                                         alternative characterization of the
                                         Biotech BOXES, it is possible, for
                                         example, that Biotech BOXES could be
                                         treated as an investment unit
                                         consisting of a deposit paying interest
                                         at the rate Morgan Stanley would pay on
                                         non-exchangeable senior notes maturing
                                         at the same time as the Biotech BOXES,
                                         plus a cash-settlement forward contract
                                         with respect to a portfolio of stocks
                                         consisting of the Underlying Stocks, in
                                         which case you would be required to
                                         accrue interest at a rate that is
                                         likely to be higher than the base
                                         coupon and supplemental coupon amounts
                                         you will receive.

                                         In addition, the Internal Revenue
                                         Service and U.S. Treasury Department
                                         have indicated that they plan to
                                         publish guidance with respect to
                                         accrual of income on certain derivative
                                         financial instruments with contingent
                                         payments, including prepaid forward
                                         contracts. If such guidance were
                                         issued, you could be required to
                                         include income in an amount greater
                                         than the base and supplemental coupon
                                         amounts you will receive.

                                         Non-United States Persons. Because the
                                         characterization of the coupon payments
                                         for U.S. federal income tax purposes is
                                         uncertain, if you are not a U.S.
                                         person, Morgan Stanley will withhold
                                         30% U.S. federal income tax on the
                                         coupon payments made with respect to
                                         the Biotech BOXES. It may be possible
                                         to reduce this rate of tax under the
                                         portfolio interest exemption (which,
                                         subject to certain exceptions, exempts
                                         nonresident alien individuals and
                                         foreign corporations from tax on
                                         interest payments on debt from U.S.
                                         sources) or a U.S. income tax treaty.
                                         If you are eligible for a reduced rate
                                         of U.S. withholding tax pursuant to the
                                         portfolio interest exemption or a tax
                                         treaty, you may obtain a refund or
                                         credit of any excess amounts withheld
                                         by filing an appropriate claim for
                                         refund with the IRS.

                                         Any capital gain realized upon the
                                         sale, exchange, maturity, redemption,
                                         or other taxable disposition of the
                                         Biotech BOXES by you will generally not
                                         be subject to U.S. federal income tax
                                         if such gain is not effectively
                                         connected with a U.S. trade or business
                                         of yours and, if you are an individual,
                                         you are not present in the United
                                         States for 183 days or more in the
                                         taxable year of the disposition. You
                                         should consult your tax advisor
                                         regarding the treatment of a
                                         disposition of Biotech BOXES if you are
                                         the beneficial owner of more than 5% of
                                         the Biotech BOXES.

                                         Backup Withholding and Information
                                         Reporting. You may be subject to
                                         information reporting and to backup
                                         withholding with respect to certain
                                         amounts paid to you unless you provide
                                         proof of an applicable exemption or a
                                         correct taxpayer identification number
                                         and otherwise comply with applicable
                                         requirements of the backup withholding
                                         rules. Backup withholding is not an
                                         additional tax. Rather, any amounts
                                         withheld from a payment to you under
                                         the backup withholding rules are
                                         allowed as a refund or credit against
                                         your U.S. federal income tax liability,
                                         provided the required information is
                                         furnished to the IRS.

Supplemental Information Concerning
Plan of Distribution.................... Under the terms and subject to the conditions contained in the U.S.
                                         distribution agreement referred to in
                                         the prospectus supplement under "Plan
                                         of Distribution," the agent, acting as
                                         principal for its own account, has
                                         agreed to purchase, and we have agreed
                                         to sell, the number of Biotech BOXES
                                         set forth on the cover of this pricing
                                         supplement. The agent proposes
                                         initially to offer part of the Biotech
                                         BOXES directly to the public at the
                                         public offering price set forth on the
                                         cover of this pricing supplement plus
                                         accrued interest, if any, from the
                                         Original Issue Date and part to certain
                                         dealers, at a price that represents a
                                         concession not in excess of $.34 per
                                         Biotech BOXES; provided that the price
                                         to public for investors purchasing:

                                         o less than or equal to 2,999 Biotech
                                           BOXES in any single transaction will
                                           be $18.1623 per Biotech BOXES (100%
                                           of the Issue Price);

                                         o 3,000 or more but less than 15,000
                                           Biotech BOXES in any single
                                           transaction will be $18.0823 per
                                           Biotech BOXES (99.56% of the Issue
                                           Price);

                                         o 15,000 or more but less than 30,000
                                           Biotech BOXES in any single
                                           transaction will be $18.0023 per
                                           Biotech BOXES (99.12% of the Issue
                                           Price);

                                         o 30,000 or more but less than 60,000
                                           Biotech BOXES in any single
                                           transaction will be $17.8973 per
                                           Biotech BOXES (98.54% of the Issue
                                           Price); and

                                         o 60,000 or more Biotech BOXES in any
                                           single transaction will be $17.8373
                                           per Biotech BOXES (98.21% of the
                                           Issue Price).

                                         The agent may allow, and those selected
                                         dealers may reallow, a concession not
                                         in excess of $.34 per Biotech BOXES to
                                         other dealers. We expect to deliver the
                                         Biotech BOXES against payment therefor
                                         in New York, New York on March 22,
                                         2002. After the initial offering of the
                                         Biotech BOXES, the agent may vary the
                                         offering price and other selling terms
                                         from time to time.

                                         In order to facilitate the offering of
                                         the Biotech BOXES, the agent may engage
                                         in transactions that stabilize,
                                         maintain, or otherwise affect the price
                                         of the BOXES or the Underlying Stocks.
                                         Specifically, the agent may sell more
                                         Biotech BOXES than it is obligated to
                                         purchase in connection with the
                                         offering or may sell shares of the
                                         Underlying Stocks that it does not own,
                                         creating a naked short position in the
                                         Biotech BOXES or the Underlying Stocks,
                                         respectively for its own account. The
                                         agent must close out any naked short
                                         position by purchasing the Biotech
                                         BOXES or Underlying Stocks in the open
                                         market. A naked short position is more
                                         likely to be created if the agent is
                                         concerned that there may be downward
                                         pressure on the price of the Biotech
                                         BOXES or the Underlying Stocks in the
                                         open market after pricing that could
                                         adversely affect investors who purchase
                                         in the offering. As an additional means
                                         of facilitating the offering, the agent
                                         may bid for, and purchase, Biotech
                                         BOXES or Underlying Stocks in the open
                                         market to stabilize the price of the
                                         Biotech BOXES. Any of these activities
                                         may raise or maintain the market price
                                         of the Biotech BOXES above independent
                                         market levels or prevent or retard a
                                         decline in the market price of the
                                         Biotech BOXES. The agent is not
                                         required to engage in these activities
                                         and may end any of these activities at
                                         any time. See "--Use of Proceeds and
                                         Hedging" above.

                                         We may issue additional Biotech BOXES
                                         having terms identical to those we are
                                         offering under this pricing supplement
                                         (other than price). In connection with
                                         the issuance of any additional Biotech
                                         BOXES, MS & Co. may act as an agent in
                                         using its best efforts to solicit
                                         offers to purchase those additional
                                         Biotech BOXES or it may act as
                                         principal in purchasing those Biotech
                                         BOXES, as it may determine. The
                                         capacity in which MS & Co. acts in
                                         those cases will be specified in a
                                         separate pricing supplement.

                                                                         ANNEX A

                           OFFICIAL NOTICE OF EXCHANGE

                                               Dated: On or after April 22, 2002

Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 761-0674
(Attn: William Threadgill)

Dear Sirs:

         The undersigned holder of the Basket Opportunity eXchangeablE SecuritiesSM due January 30, 2032, exchangeable for an amount of cash based on the value of the stocks underlying the American Stock Exchange's BTK Index of Morgan Stanley Dean Witter & Co. (CUSIP No. 61744Y413) (the "Biotech BOXES") hereby irrevocably elects to exercise with respect to the number of Biotech BOXES indicated below, as of the date hereof, the Exchange Right as described in the pricing supplement dated March 19, 2002 (the "Pricing Supplement") to the Prospectus Supplement and Prospectus dated January 24, 2001 related to Registration Statement No. 333-47576. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated.

         The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Biotech BOXES indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Biotech BOXES); and (ii) it will cause the Biotech BOXES to be exchanged to be transferred to the Trustee on the Exchange Date.

                                         Very truly yours,


                                         -----------------------------------
                                         [Name of Holder]

                                         By:
                                             -------------------------------
                                             [Title]

                                             -------------------------------
                                             [Tel. No.]

                                             -------------------------------
                                             [Fax No.]

Number of Biotech BOXES surrendered for exchange(1):

Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY DEAN WITTER & CO., as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By: MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
    -------------------------------------
    Title:

Date and time of acknowledgment:
                                 -----------------------------

-----------
(1) Minimum 30,000 Biotech BOXES unless a Credit Exchange Event (as defined in the Pricing Supplement) has occurred and is continuing.